                                                           EXHIBIT 4.1


                              FEDERAL DATA CORPORATION,
                                       AS ISSUER,

                                         and

                              THE SUBSIDIARY GUARANTORS
                                  (DEFINED HEREIN)


                                         and


                    NORWEST BANK, MINNESOTA, NATIONAL ASSOCIATION,
                                         AS TRUSTEE

                                 -------------------

                                      INDENTURE


                              Dated as of July 15, 1997

                                 -------------------

                                  up to $175,000,000

                      10 1/8% Senior Subordinated Notes due 2005

                                CROSS-REFERENCE TABLE

  TIA                                                      Indenture
Section                                                     Section
----------                                                 ---------
 310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . .    7.10
    (a)(2) . . . . . . . . . . . . . . . . . . . . . . . .    7.10
    (a)(3) . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
    (a)(4) . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
    (a)(5) . . . . . . . . . . . . . . . . . . . . . . . .    7.08; 7.10
    (b). . . . . . . . . . . . . . . . . . . . . . . . . .    7.08; 7.10; 12.02
    (c). . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
 311(a). . . . . . . . . . . . . . . . . . . . . . . . . .    7.11
    (b). . . . . . . . . . . . . . . . . . . . . . . . . .    7.11
    (c). . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
 312(a). . . . . . . . . . . . . . . . . . . . . . . . . .    2.05
    (b). . . . . . . . . . . . . . . . . . . . . . . . . .    12.03
    (c). . . . . . . . . . . . . . . . . . . . . . . . . .    12.03
 313(a). . . . . . . . . . . . . . . . . . . . . . . . . .    7.06
    (b)(1) . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
    (b)(2) . . . . . . . . . . . . . . . . . . . . . . . .    7.06
    (c). . . . . . . . . . . . . . . . . . . . . . . . . .    7.06; 12.02
    (d). . . . . . . . . . . . . . . . . . . . . . . . . .    7.06
 314(a). . . . . . . . . . . . . . . . . . . . . . . . . .    4.06; 4.08; 12.02
    (b). . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
    (c)(1) . . . . . . . . . . . . . . . . . . . . . . . .    12.04
    (c)(2) . . . . . . . . . . . . . . . . . . . . . . . .    12.04
    (c)(3) . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
    (d). . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
    (e). . . . . . . . . . . . . . . . . . . . . . . . . .    12.05
    (f). . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
 315(a). . . . . . . . . . . . . . . . . . . . . . . . . .    7.01(b)
    (b). . . . . . . . . . . . . . . . . . . . . . . . . .    7.05; 12.02
    (c). . . . . . . . . . . . . . . . . . . . . . . . . .    7.01(a)
    (d). . . . . . . . . . . . . . . . . . . . . . . . . .    7.01(c)
    (e). . . . . . . . . . . . . . . . . . . . . . . . . .    6.11
 316(a)(last sentence) . . . . . . . . . . . . . . . . . .    2.09
    (a)(1)(A). . . . . . . . . . . . . . . . . . . . . . .    6.05
    (a)(1)(B). . . . . . . . . . . . . . . . . . . . . . .    6.04
    (a)(2) . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
    (b). . . . . . . . . . . . . . . . . . . . . . . . . .    6.07
    (c). . . . . . . . . . . . . . . . . . . . . . . . . .    9.05
 317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . .    6.08
    (a)(2) . . . . . . . . . . . . . . . . . . . . . . . .    6.09
    (b). . . . . . . . . . . . . . . . . . . . . . . . . .    2.04
 318(a). . . . . . . . . . . . . . . . . . . . . . . . . .    12.01
    (c). . . . . . . . . . . . . . . . . . . . . . . . . .    12.01
______________________
N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                  TABLE OF CONTENTS
                                  ------------------

                                                                      Page
                                                                      ----

                                     ARTICLE ONE
                      DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions.. . . . . . . . . . . . . . . . . . .     1
SECTION 1.02.    Incorporation by Reference of TIA.. . . . . . . .    24
SECTION 1.03.    Rules of Construction.. . . . . . . . . . . . . .    24

                                     ARTICLE TWO
                                      THE NOTES

SECTION 2.01.    Form and Dating.. . . . . . . . . . . . . . . . .    25
SECTION 2.02.    Execution and Authentication; Aggregate
                   Principal Amount. . . . . . . . . . . . . . . .    26
SECTION 2.03.    Registrar and Paying Agent. . . . . . . . . . . .    27
SECTION 2.04.    Paying Agent To Hold Assets in Trust. . . . . . .    28
SECTION 2.05.    Noteholder Lists. . . . . . . . . . . . . . . . .    28
SECTION 2.06.    Transfer and Exchange.. . . . . . . . . . . . . .    28
SECTION 2.07.    Replacement Notes.. . . . . . . . . . . . . . . .    29
SECTION 2.08.    Outstanding Notes.. . . . . . . . . . . . . . . .    29
SECTION 2.09.    Treasury Notes. . . . . . . . . . . . . . . . . .    30
SECTION 2.10.    Temporary Notes.. . . . . . . . . . . . . . . . .    30
SECTION 2.11.    Cancellation. . . . . . . . . . . . . . . . . . .    31
SECTION 2.12.    Defaulted Interest. . . . . . . . . . . . . . . .    31
SECTION 2.13.    CUSIP Number. . . . . . . . . . . . . . . . . . .    31
SECTION 2.14.    Deposit of Moneys.. . . . . . . . . . . . . . . .    31
SECTION 2.15.    Book-Entry Provisions for Global Note.. . . . . .    32
SECTION 2.16.    Special Transfer Provisions.. . . . . . . . . . .    33

                                    ARTICLE THREE
                                      REDEMPTION

SECTION 3.01.    Notices to Trustee. . . . . . . . . . . . . . . .    35
SECTION 3.02.    Selection of Notes To Be Redeemed.. . . . . . . .    35
SECTION 3.03.    Notice of Redemption. . . . . . . . . . . . . . .    35
SECTION 3.04.    Effect of Notice of Redemption. . . . . . . . . .    36
SECTION 3.05.    Deposit of Redemption Price.. . . . . . . . . . .    37
SECTION 3.06.    Notes Redeemed in Part. . . . . . . . . . . . . .    37

                                     ARTICLE FOUR
                                      COVENANTS

SECTION 4.01.    Payment of Notes. . . . . . . . . . . . . . . . .    37
SECTION 4.02.    Maintenance of Office or Agency.. . . . . . . . .    38
SECTION 4.03.    Corporate Existence.. . . . . . . . . . . . . . .    38
SECTION 4.04.    Payment of Taxes and Other Claims.. . . . . . . .    38
SECTION 4.05.    Maintenance of Properties and Insurance.. . . . .    39
SECTION 4.06.    Compliance Certificate; Notice of Default.. . . .    39

                                                                      Page
                                                                      ----

SECTION 4.07.    Compliance with Laws. . . . . . . . . . . . . . .    40
SECTION 4.08.    SEC Reports.. . . . . . . . . . . . . . . . . . .    40
SECTION 4.09.    Waiver of Stay, Extension or Usury Laws.. . . . .    41
SECTION 4.10.    Limitation on Restricted Payments.. . . . . . . .    41
SECTION 4.11.    Limitation on Transactions with Affiliates. . . .    44
SECTION 4.12.    Limitation on Indebtedness. . . . . . . . . . . .    44
SECTION 4.13.    Limitation on Payment Restrictions Affecting
                   Subsidiaries. . . . . . . . . . . . . . . . . .    48
SECTION 4.14.    Limitation on Additional Senior Subordinated
                   Indebtedness. . . . . . . . . . . . . . . . . .    48
SECTION 4.15.    Limitation on Change of Control.. . . . . . . . .    49
SECTION 4.16.    Limitation on Asset Sales.. . . . . . . . . . . .    50
SECTION 4.17.    Limitation on Capital Stock of Restricted
                   Subsidiaries. . . . . . . . . . . . . . . . . .    53
SECTION 4.18.    Limitation on Liens.. . . . . . . . . . . . . . .    53
SECTION 4.19.    Limitation on Transfer of Assets to Certain
                   Subsidiaries. . . . . . . . . . . . . . . . . .    53
SECTION 4.20.    Guarantees of Certain Indebtedness. . . . . . . .    54

                                     ARTICLE FIVE
                                SUCCESSOR CORPORATION

SECTION 5.01.    When Company May Merge, Etc.. . . . . . . . . . .    54
SECTION 5.02.    Successor Corporation Substituted.. . . . . . . .    55

                                     ARTICLE SIX
                                 DEFAULT AND REMEDIES

SECTION 6.01.    Events of Default.. . . . . . . . . . . . . . . .    55
SECTION 6.02.    Acceleration. . . . . . . . . . . . . . . . . . .    57
SECTION 6.03.    Other Remedies. . . . . . . . . . . . . . . . . .    58
SECTION 6.04.    Waiver of Past Defaults.. . . . . . . . . . . . .    59
SECTION 6.05.    Control by Majority.. . . . . . . . . . . . . . .    59
SECTION 6.06.    Limitation on Suits.. . . . . . . . . . . . . . .    59
SECTION 6.07.    Rights of Holders To Receive Payment. . . . . . .    60
SECTION 6.08.    Collection Suit by Trustee. . . . . . . . . . . .    60
SECTION 6.09.    Trustee May File Proofs of Claim. . . . . . . . .    60
SECTION 6.10.    Priorities. . . . . . . . . . . . . . . . . . . .    61
SECTION 6.11.    Undertaking for Costs.. . . . . . . . . . . . . .    61
SECTION 6.12.    Restoration of Rights and Remedies. . . . . . . .    62

                                    ARTICLE SEVEN
                                       TRUSTEE

SECTION 7.01.    Duties of Trustee.. . . . . . . . . . . . . . . .    62
SECTION 7.02.    Rights of Trustee.. . . . . . . . . . . . . . . .    63
SECTION 7.03.    Individual Rights of Trustee. . . . . . . . . . .    64
SECTION 7.04.    Trustee's Disclaimer. . . . . . . . . . . . . . .    64
SECTION 7.05.    Notice of Default.. . . . . . . . . . . . . . . .    65
SECTION 7.06.    Reports by Trustee to Holders.. . . . . . . . . .    65
SECTION 7.07.    Compensation and Indemnity. . . . . . . . . . . .    65
SECTION 7.08.    Replacement of Trustee. . . . . . . . . . . . . .    66
SECTION 7.09.    Successor Trustee by Merger, Etc. . . . . . . . .    67
SECTION 7.10.    Eligibility; Disqualification.. . . . . . . . . .    67

                                                                      Page
                                                                      ----

SECTION 7.11.    Preferential Collection of Claims Against
                   Company.. . . . . . . . . . . . . . . . . . . .    68

                                    ARTICLE EIGHT
                          DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.    Termination of the Company's Obligations. . . . .    68
SECTION 8.02.    Legal Defeasance and Covenant Defeasance. . . . .    69
SECTION 8.03.    Conditions to Legal Defeasance or Covenant
                   Defeasance. . . . . . . . . . . . . . . . . . .    71
SECTION 8.04.    Application of Trust Money. . . . . . . . . . . .    72
SECTION 8.05.    Repayment to the Company or the Subsidiary
                   Guarantors. . . . . . . . . . . . . . . . . . .    73
SECTION 8.06.    Satisfaction and Discharge. . . . . . . . . . . .    73
SECTION 8.07.    Reinstatement.. . . . . . . . . . . . . . . . . .

                                     ARTICLE NINE
                         AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.    Without Consent of Holders. . . . . . . . . . . .    74
SECTION 9.02.    With Consent of Holders.. . . . . . . . . . . . .    75
SECTION 9.03.    Effect on Senior Indebtedness.. . . . . . . . . .    76
SECTION 9.04.    Compliance with TIA.. . . . . . . . . . . . . . .    76
SECTION 9.05.    Revocation and Effect of Consents.. . . . . . . .    76
SECTION 9.06.    Notation on or Exchange of Notes. . . . . . . . .    77
SECTION 9.07.    Trustee To Sign Amendments, Etc.. . . . . . . . .    77

                                     ARTICLE TEN
                                    SUBORDINATION

SECTION 10.01.   Notes Subordinated to Senior Indebtedness.. . . .    78
SECTION 10.02.   No Payment on Notes in Certain Circumstances. . .    78
SECTION 10.03.   Payment Over of Proceeds Upon  Dissolution, Etc..    80
SECTION 10.04.   Payments May Be Paid Prior to  Dissolution. . . .    81
SECTION 10.05.   Subrogation.. . . . . . . . . . . . . . . . . . .    81
SECTION 10.06.   Obligations of the Company Unconditional. . . . .    82
SECTION 10.07.   Notice to Trustee.. . . . . . . . . . . . . . . .    82
SECTION 10.08.   Reliance on Judicial Order or Certificate
                   of Liquidating Agent. . . . . . . . . . . . . .    83
SECTION 10.09.   Trustee's Relation to Senior Indebtedness.. . . .    83
SECTION 10.10.   Subordination Rights Not Impaired by Acts or
                   Omissions of the Company or Holders of
                   Senior Indebtedness.. . . . . . . . . . . . . .    84
SECTION 10.11.   Noteholders Authorize Trustee To Effectuate
                   Subordination of Notes. . . . . . . . . . . . .    84
SECTION 10.12.   This Article Ten Not To Prevent Events
                   of Default. . . . . . . . . . . . . . . . . . .    84
SECTION 10.13.   Trustee's Compensation Not Prejudiced.. . . . . .    85

                                    ARTICLE ELEVEN
                                      GUARANTEES

SECTION 11.01.   Unconditional Guarantee.. . . . . . . . . . . . .    85
SECTION 11.02.   Subordination of Guarantee. . . . . . . . . . . .    86
SECTION 11.03.   Severability. . . . . . . . . . . . . . . . . . .    86
SECTION 11.04.   Release of a Subsidiary Guarantor.. . . . . . . .    86
SECTION 11.05.   Limitation of Subsidiary Guarantor's Liability. .    87

                                                                      Page
                                                                      ----

SECTION 11.06.   Subsidiary Guarantors May Consolidate, Etc.,
                   on Certain Terms. . . . . . . . . . . . . . . .    87
SECTION 11.07.   Contribution. . . . . . . . . . . . . . . . . . .    88
SECTION 11.08.   Waiver of Subrogation.. . . . . . . . . . . . . .    89
SECTION 11.09.   Execution of Guarantee. . . . . . . . . . . . . .    89
SECTION 11.10.   No Payment on Guarantees in Certain
                   Circumstances.. . . . . . . . . . . . . . . . .    90
SECTION 11.11.   Payment Over of Proceeds Upon Dissolution, Etc. .    91
SECTION 11.12.   Payments May Be Paid Prior to Dissolution.. . . .    93
SECTION 11.13.   Subrogation.. . . . . . . . . . . . . . . . . . .    93
SECTION 11.14.   Obligations of Each Guarantor Unconditional.. . .    94
SECTION 11.15.   Notice to Trustee.. . . . . . . . . . . . . . . .    94
SECTION 11.16.   Reliance on Judicial Order or Certificate
                   of Liquidating Agent. . . . . . . . . . . . . .    95
SECTION 11.17.   Trustee's Relation to Guarantor Senior
                   Indebtedness. . . . . . . . . . . . . . . . . .    95
SECTION 11.18.   Subordination Rights Not Impaired by Acts or
                   Omissions of a Subsidiary Guarantor or
                   Holders of Guarantor Senior Indebtedness. . . .    96
SECTION 11.19.   Noteholders Authorize Trustee To Effectuate
                  Subordination of Guarantees. . . . . . . . . . .    96
SECTION 11.20.   This Article Eleven Not To Prevent Events
                   of Default. . . . . . . . . . . . . . . . . . .    96
SECTION 11.21.   Trustee's Compensation Not Prejudiced.. . . . . .    97

                                    ARTICLE TWELVE
                                    MISCELLANEOUS

SECTION 12.01.   TIA Controls. . . . . . . . . . . . . . . . . . .    97
SECTION 12.02.   Notices.. . . . . . . . . . . . . . . . . . . . .    97
SECTION 12.03.   Communications by Holders with Other Holders. . .    99
SECTION 12.04.   Certificate and Opinion as to Conditions
                   Precedent.. . . . . . . . . . . . . . . . . . .    99
SECTION 12.05.   Statements Required in Certificate or Opinion.. .    99
SECTION 12.06.   Rules by Trustee, Paying Agent, Registrar.. . . .   100
SECTION 12.07.   Legal Holidays. . . . . . . . . . . . . . . . . .   100
SECTION 12.08.   Governing Law.. . . . . . . . . . . . . . . . . .   100
SECTION 12.09.   No Adverse Interpretation of Other Agreements.. .   100
SECTION 12.10.   No Recourse Against Others. . . . . . . . . . . .   101
SECTION 12.11.   Successors. . . . . . . . . . . . . . . . . . . .   101
SECTION 12.12.   Duplicate Originals.. . . . . . . . . . . . . . .   101
SECTION 12.13.   Severability. . . . . . . . . . . . . . . . . . .   101

Signatures . . . . . . . . . . . . . . . . . . . . . . . . . . . .   102

Exhibit A(1) - Form of Initial Note with Guarantee . . . . . . . . A.1-1
Exhibit A(2) - Form of Exchange Note with Guarantee. . . . . . . . A.2-1
Exhibit B - Form of Legend for Global Notes. . . . . . . . . . . .   B-1
Exhibit C - Form of Certificate To Be Delivered in Connection with
                 Transfers to Non-QIB Accredited Investors . . . .   C-1
Exhibit D - Form of Certificate To Be Delivered in Connection with
                 Transfers Pursuant to Regulation S. . . . . . . .   D-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

     INDENTURE, dated as of July 15, 1997, among Federal Data Corporation, a Delaware corporation (the "COMPANY"), the Subsidiary Guarantors (as hereinafter defined) and Norwest Bank, Minnesota, National Association, as Trustee (the "TRUSTEE").

     The Company has duly authorized the creation of an issue of 10 1/8% Senior Subordinated Notes due 2005 (the "NOTES") and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

     Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

                                     ARTICLE ONE

                      DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01.  DEFINITIONS.

     "ACCELERATION NOTICE" has the meaning provided in Section 6.02.

     "ACQUIRED INDEBTEDNESS" means (i) with respect to any person that becomes a Restricted Subsidiary, Indebtedness of such person at the time such person becomes a Restricted Subsidiary and not incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary, treating for purposes of this definition as Indebtedness the unused portion of any revolving loan commitments provided in agreements to which such person is a party as borrower or guarantor, and (ii) with respect to the Company or any of its Restricted Subsidiaries, any Indebtedness assumed by the Company or any of its Restricted Subsidiaries in connection with the acquisition of any assets from another person (other than the Company or any of its Restricted Subsidiaries), and which was not incurred by such other person in connection with, or in contemplation of, such acquisition.

     "ACT" means the Securities Act of 1933, as amended.

     "ADJUSTED NET ASSETS" of a Subsidiary Guarantor at any date shall mean the lesser of the amount by which (i) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantee, of such Subsidiary Guarantor at such date and (ii) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary

Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Subsidiary Guarantee), excluding debt in respect of the Subsidiary Guarantee, as they become absolute and matured.

     "AFFILIATE" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.


     "AFFILIATE TRANSACTION" has the meaning provided in Section 4.11.

     "AGENT" means any Registrar, Paying Agent or co-Registrar.

     "AGENT MEMBERS" has the meaning provided in Section 2.15.

     "APPLICABLE PREMIUM" means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at August 1, 2001 (such redemption price being described under Paragraph 6 of the Note) plus (2) all required interest payments due on such Note through August 1, 2001, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

     "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value (including any sale and leaseback transaction) by the Company or any of its Restricted Subsidiaries to any person other than the Company or any Wholly Owned Restricted Subsidiary of
(i) any Capital Stock of any Restricted Subsidiary; or (ii) any other property or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business, in each case, resulting in Net Cash Proceeds to the Company and its Restricted Subsidiaries of $500,000 or more, provided that the sale, conveyance, transfer, assignment or other transfer of substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Article Five; PROVIDED, HOWEVER, an Asset Sale shall not mean (a) a disposition of Cash Equivalents or Investment Grade Securities or obsolete equipment in the ordinary course of business; (b) the disposition of all or substantially all of the assets in a manner permitted pursuant to the provisions of Article Five or any disposition that constitutes a Change of Control pursuant to this Indenture; (c) any Restricted Payment that is permitted to be made, and is made, under the first paragraph of Section 4.10; and (d) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary.

     "AUTHENTICATING AGENT" has the meaning provided in Section 2.02.

     "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

     "BLOCKAGE PERIOD" has the meaning provided in Section 10.02(a).

     "BOARD OF DIRECTORS" means, as to any person, the board of directors of such person or any duly authorized committee thereof.

     "BOARD RESOLUTION" means, with respect to any person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such person to have been duly adopted by the Board of Directors of such person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "BUSINESS DAY" means a day that is not a Legal Holiday.

     "CAPITAL STOCK" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such person, including, without limitation, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

     "CAPITALIZED LEASE OBLIGATION" means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP.

     "CASH EQUIVALENTS" means (i) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof, or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, (ii) commercial paper rated the highest grade by Moody's Investors Service, Inc. ("MOODY'S") and Standard & Poor's Corporation ("S&P") and maturing not more than one year from the date of creation thereof, (iii) demand and time deposits with, and certificates of deposit and banker's acceptances issued by, any bank having capital surplus and undivided profits aggregating at least $250 million and maturing not more than one year from the date of creation thereof, (iv) repurchase agreements that are secured by a perfected security interest in an obligation described in clause
(i) and are with any bank described in clause (iii), (v) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P and (vi) investments in money market funds which invest substantially all of their assets in securities of the types described in clauses (i) through (v) above.

     "CHANGE OF CONTROL" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any person or group of related persons for purposes of Section
13(d) of the Exchange Act (a "GROUP") together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture);
(ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); or (iii) the acquisition in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by (x) any person or Group (other than a Group the majority in economic interests and voting or similar rights is owned by Permitted Holders) that either (A) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, (I) at least 30% (or, in the case of a transaction or transactions approved before the consummation of same by a majority of the directors of the Company, 35%) of the Company's then outstanding voting securities entitled to vote on a regular basis for the Board of Directors of the Company and (II) a greater beneficial interest than the Permitted Holders, or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Company's Board of Directors, including without limitation by the acquisition of revocable proxies for the election of directors.

     "CHANGE OF CONTROL DATE" has the meaning provided in Section 4.15.

     "CHANGE OF CONTROL OFFER" has the meaning provided in Section 4.15.

     "CHANGE OF CONTROL PAYMENT DATE" has the meaning provided in Section 4.15.

     "COMPANY" means Federal Data Corporation, a Delaware corporation, and its successors that become a party to this Indenture in accordance with its terms.

     "CONSOLIDATED EBITDA" of the Company means, for any period, the sum (without duplication) of (i) Consolidated Net Income, (ii) to the extent Consolidated Net Income has been reduced thereby, all income taxes of the Company and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period, Consolidated Interest Expense, amortization expense (including write-off of intangible assets and deferred financing costs), depreciation expense, and any restructuring reserve or charge recorded during such period in accordance with GAAP, (iii) LIFO charge (credit) of the Company and its Restricted Subsidiaries for such period, (iv) other non-cash items reducing Consolidated Net Income (excluding any such charge which requires an accrual of or a cash reserve for cash charges for any future period) and (v) cash received with respect to any non-cash item previously deducted from Consolidated Net Income pursuant to clause (x) below less (x) other non-cash items increasing Consolidated Net Income (excluding any reversal of any non-cash item to the extent such reversed non-cash item previously reduced an addition to Consolidated EBITDA pursuant to the parenthetical to clause (iv) above) and (y) the amount of all cash payments made by such person or its subsidiaries during such period to the extent that such cash payment has been provided for in a reserve or charge referred to (and previously added back to such Consolidated Net Income) in clause (ii) or
(iv) above (and were not otherwise deducted in the computation of Consolidated Net Income of such person for such period), all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP.

     "CONSOLIDATED INTEREST EXPENSE" of the Company means the aggregate of
(i) all cash and non-cash interest expense (minus amortization or write-off of deferred financing costs included in cash or non-cash interest expense and minus interest income (other than the interest income, if any, attributable to the assets of the type financed pursuant to clause (m) of the second paragraph of
Section 4.12) and capitalized interest) with respect to all outstanding Indebtedness of the Company and its Restricted Subsidiaries for such period (other than Indebtedness of the type permitted to be incurred pursuant to clause
(m) of the second paragraph of Section 4.12) PLUS (ii) the product of (x) the amount of all cash dividend payments on any series of Preferred Stock of the Company and its Restricted Subsidiaries (other than to or for the benefit of the Company or a Restricted Subsidiary); PROVIDED that with respect to any series of Preferred Stock that is Disqualified Capital Stock (including, without limitation, Designated Preferred Stock) that has not paid cash dividends during such period but accrues dividends according to its terms during any period prior to the maturity date of the Notes, cash dividends shall be deemed to have been paid with respect to such series of Designated Preferred Stock during such period for purposes of clause (i) of this definition; times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of the Company expressed as a decimal.

     "CONSOLIDATED NET INCOME" of the Company means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED that there shall be excluded therefrom (i) gains and losses from Asset Sales or abandonments or reserves relating thereto and the related tax effects,
(ii) items classified as extraordinary, nonrecurring or unusual gains and losses, and the related tax effects, each determined in accordance with GAAP,
(iii) the net income of any person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged or consolidated with the Company or any Restricted Subsidiary, (iv) the net income (or loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income was actually prevented by contract, operation of law or otherwise, (v) the net income (or loss) of any person, other than a Restricted Subsidiary, except to the extent of the lesser of (x) cash dividends or distributions paid to the Company or a Restricted Subsidiary of the Company by such person and (y) the net income of such person (but in no event less than zero) and (vi) the cumulative effects of any change in accounting principles.

     "CONTROLLED SUBSIDIARY" of the Company means a Restricted Subsidiary
(i) 90% or more of the total Equity Interests or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by the Company (directly or through one or more Controlled Subsidiaries of the Company), and (ii) of which the Company possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting securities, by agreement or otherwise.

     "COVENANT DEFEASANCE" has the meaning provided in Section 8.02(c).

     "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

     "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "DEFAULT NOTICE" has the meaning provided in Section 10.02(a).

     "DEPOSITORY" means The Depository Trust Company, its nominees and successors.

     "DESIGNATED PREFERRED STOCK" means Preferred Stock of the Company that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (A) of the first paragraph of Section 4.10.

     "DESIGNATED SENIOR INDEBTEDNESS" means any Indebtedness under or in respect of the Senior Credit Facility or any other Senior Indebtedness designated as such in an Officers' Certificate delivered to the Trustee, in aggregate principal amount outstanding of $25.0 million or more.

     "DISINTERESTED DIRECTOR" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under this Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions (except arising exclusively as a consequence of such member's relationship to the Company).

     "DISQUALIFIED CAPITAL STOCK" means, with respect to any person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, on or prior to the maturity date of the Notes.

     "EQUITY INTEREST" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "EVENT OF DEFAULT" has the meaning provided in Section 6.01.

     "EXCESS NET PROCEEDS" shall mean Net Cash Proceeds of any Asset Sale not applied in accordance with clause (iii)(x) or (y) of the first paragraph of
Section 4.16.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE NOTES" means the 10 1/8% Senior Subordinated Notes due 2005 to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement or, with respect to Initial Notes issued under this Indenture subsequent to the Issue Date pursuant to Section 2.02, a registration rights agreement substantially identical to the Registration Rights Agreement.

     "EXCHANGE OFFER" has the meaning assigned to such term in the Registration Rights Agreement, dated as of July 25, 1997, by and among the Company, the Subsidiary Guarantors and BT Securities Corporation and Lehman Brothers Inc., as Initial Purchasers (the "REGISTRATION RIGHTS AGREEMENT").

     "EXCLUDED CONTRIBUTIONS" means net cash proceeds received by the Company after the Issue Date from (a) capital contributions and (b) the private sale of common stock of the Company to Carlyle or its Affiliates, in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the first paragraph of
Section 4.10.

     "FAIR MARKET VALUE" means, with respect to any asset or Property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee (PROVIDED that no determination shall be required in connection with any Asset Sale of less than $1,000,000).

     "FLOOR PLAN FINANCING FACILITY" means any facility (including without limitation the Agreement for Wholesale Financing and the STAR Agreement (Short Term Accounts Receivable Program) dated as of September 17, 1996 by and between Deutsche Financial Services Corporation and Sylvest Management Systems Corporation, as amended, extended, renewed, restated, supplemented, replaced or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time) entered or to be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or such Restricted Subsidiary may (i) borrow funds to purchase inventory from certain vendors for prompt resale to customers and to finance related accounts receivable and (ii) grant a security interest in such entity's assets (including the accounts receivable generated by such resales) to secure such borrowings.

     "FUNDING GUARANTOR" has the meaning provided in Section 11.07.

     "GAAP" or "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means generally accepted accounting principles in the United States as in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

     "GLOBAL NOTE" has the meaning provided in Section 2.01.

     "GUARANTEE" means a guarantee, direct or indirect, in any manner of all or any part of any Indebtedness.

     "GUARANTOR BLOCKAGE PERIOD" has the meaning provided in Section 11.10(a).

     "GUARANTOR DEFAULT NOTICE" has the meaning provided in Section 11.10(a).

     "GUARANTOR SENIOR INDEBTEDNESS" means (i) indebtedness of a Subsidiary Guarantor for money borrowed and all obligations, whether direct or indirect, under guarantees, letters of credit, foreign currency or interest rate swaps, foreign exchange contracts, caps, collars, options, hedges or other agreements or arrangements designed to protect against fluctuations in currency values or interest rates, other extensions of credit, expenses, fees, reimbursements, indemnities and all other amounts (including interest at the contract rate accruing on or after the filing of any petition in bankruptcy or reorganization relating to such Subsidiary Guarantor whether or not a claim for post-filing interest is allowed in such proceeding) owed by such Subsidiary Guarantor under, or with respect to, the Senior Credit Facility, (ii) the principal of and premium, if any, and accrued and unpaid interest (including interest at the contract rate accruing on or after the filing of any petition in bankruptcy or for reorganization relating to a Subsidiary Guarantor whether or not a claim for post-filing interest is allowed in such proceeding), whether existing on the date hereof or hereafter incurred, in respect of (A) indebtedness of such Subsidiary Guarantor for money borrowed, (B) express written guarantees by such Subsidiary Guarantor of indebtedness for money borrowed by any other person, (C) indebtedness evidenced by notes, debentures, bonds, or other instruments of indebtedness for the payment of which such Subsidiary Guarantor is responsible or liable, by guarantees or otherwise,
(D) obligations of such Subsidiary Guarantor for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (E) obligations of such Subsidiary Guarantor under any agreement to lease, or any lease of, any real or personal property which, in accordance with GAAP, is classified upon Subsidiary Guarantor's consolidated balance sheet as a liability, and (F) obligations of such Subsidiary Guarantor under or guaranteeing interest rate swaps, caps, collars, options and similar arrangements and foreign currency hedges and (iii) modifications, renewals, extensions, replacements, refinancings, and refundings of any such indebtedness, obligations or guarantees, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such indebtedness, obligations or guarantees, or such modifications, renewals, extensions, replacements, refinancings, or refundings thereof, are not superior in right of payment to the Guarantee of such Subsidiary Guarantor; PROVIDED that Guarantor Senior Indebtedness will not be deemed to include (a) any liability for Federal, state, local or other taxes owed or owing by a Subsidiary Guarantor, (b) any accounts payable or other liability to trade creditors arising in the ordinary course of business, (c) any Indebtedness, guarantee or obligation of a Subsidiary Guarantor which is expressly subordinate or junior by its terms in any respect to any other Indebtedness, guarantee or obligations of such Subsidiary Guarantor, (d) Indebtedness incurred in violation of
Section 4.12 or (e) Indebtedness of a Subsidiary Guarantor which is classified as nonrecourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of section 1111(b)(1) of the Bankruptcy Law.

     "HEDGING OBLIGATIONS" means, with respect to the Company or a Restricted Subsidiary, (i) the obligations of such person under Interest Rate Agreements,
(ii) the obligations of such person under Currency Agreements and
(iii) obligations under agreements or arrangements designed to protect such person against fluctuations in the value of commodities entered into in such person's business.

     "HOLDER" or "NOTEHOLDER" means the person in whose name a Note is registered on the Registrar's books.

     "INDEBTEDNESS" of any person means, at any time, without duplication:
(i) the principal of and, if any is due and payable at such time, premium in respect of (A) indebtedness of such person for money borrowed and
(B) indebtedness evidenced by notes, debentures, bonds, or other similar instruments for the payment of which such person is responsible or liable;
(ii) all Capitalized Lease Obligations of such person; (iii) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such person; PROVIDED that, for the purpose of determining Events of Default referred to in clause (4) of Section 6.01, obligations with respect to letters of credit securing obligations entered into in the ordinary course of business shall be excluded only to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit); (v) the principal amount of all obligations of such person with respect to the redemption, repayment or other purchase of any Disqualified Capital Stock; (vi) in the case of the Company, any Preferred Stock of a Restricted Subsidiary, valued at the aggregate liquidation preference thereof plus accrued and unpaid dividends thereon; (vii) all obligations of the type referred to in clauses (i) through (vi) above of other persons and all dividends of other persons the payment of which, in either case, such person is responsible or liable for as obligor, guarantor or otherwise; and
(viii) all obligations of the type referred to in clauses (i) through (vii) of other persons secured by a lien, mortgage, pledge or encumbrance of any kind on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; PROVIDED, HOWEVER, that Indebtedness shall not include any interest, commitment or other fees.

     "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "INDEPENDENT" means with respect to the Company and its Subsidiaries, any person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or any of its Subsidiaries, or in any Affiliate of the Company or any of its Subsidiaries (other than as a result of holding securities of the Company in trading accounts) and (iii) is not an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions for the Company or any of its Subsidiaries or any Affiliate of the Company or any of its Subsidiaries.

     "INDEPENDENT FINANCIAL ADVISOR" means a reputable accounting, appraisal or investment banking firm that is, in the reasonable judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged hereunder and disinterested and independent with respect to the Company and its Affiliates.

     "INITIAL NOTES" means, collectively, (i) the 10 1/8% Senior Subordinated Notes due 2005 of the Company issued on the Issue Date and (ii) one or more series of 10 1/8% Senior Subordinated Notes due 2005 that are issued under this Indenture subsequent to the Issue Date pursuant to Section 2.02, in each case for so long as such securities constitute Restricted Securities.

     "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "INTEREST PAYMENT DATE" when used with respect to any Note, means the stated maturity of an installment of interest specified in such Note.

     "INTEREST RATE AGREEMENTS" means, with respect to the Company and the Restricted Subsidiaries, any arrangements with any other person, whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "INVESTMENT" means, with respect to any person, all investments by such person in other persons (including Affiliates of such person) in the form of loans, guarantees, advances of assets or capital contributions (excluding commission, travel and similar advances to, and compensation and benefits of, officers and employees of such person made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. In addition, the fair market value (as determined by the Board of Directors of the Company in good faith) of the assets of any Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary shall be deemed to be an Investment made by the Company in such Unrestricted Subsidiary at such time. "Investment" shall exclude (i) extensions of trade credit by the Company and the Restricted Subsidiaries on commercially reasonable terms in the ordinary course of business and (ii) sales, assignments, transfers, contributions, licenses or other dispositions of patents, copyrights, applications with respect thereto, and other trademarks, intellectual property and other technological "know-how" (collectively, "INTELLECTUAL PROPERTY") to joint ventures in which the Company or a wholly-owned Restricted Subsidiary owns at least 50% of the equity interests (PROVIDED that if the equity interest of the Company or such Restricted Subsidiary, as the case may be, in such joint venture is reduced below 50%, the Company shall have been deemed to make an Investment in such joint venture in an amount equal to the fair market value (as determined by the Board of Directors of the Company in good faith) of such Intellectual Property).

     "INVESTMENT GRADE SECURITIES" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its

Subsidiaries, and (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of cash pending investment and/or distribution.

     "ISSUE" has the meaning provided in Section 4.12.

     "ISSUE DATE" means July 25, 1997.

     "JUNIOR SECURITIES" means Equity Interests of the Company or debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or greater extent than the Notes are subordinated to Senior Indebtedness pursuant to this Indenture.

     "LEGAL DEFEASANCE" has the meaning provided in Section 8.02(b).

     "LEGAL HOLIDAY" has the meaning provided in Section 12.07.

     "LIEN" means with respect to any property or assets of any person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "MATURITY DATE" means August 1, 2005.

     "NET CASH PROCEEDS" means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received) from any sale, lease, transfer or other disposition of Capital Stock of the Company or a Restricted Subsidiary or property or other assets of the Company or a Restricted Subsidiary, in each case net of (i) any reserve for adjustment in respect of the sale price of such asset or assets as required by GAAP (provided, that upon the payment of such adjustment amount the excess, if any, of the amount so reserved over the amount so paid shall be deemed "Net Cash Proceeds"), (ii) repayment of any Purchase Money Indebtedness secured by a Lien on the sold asset or assets and (iii) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and any taxes payable and reasonably estimated income taxes, as a consequence of such sale, lease, transfer or other disposition.

     "NET PROCEEDS OFFER" has the meaning provided in Section 4.16.

     "NET WORTH" of any person means the total of the amounts shown on the balance sheet of such person, as of the end of the most recent fiscal quarter of such person ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as the sum of (i) par or stated value for all outstanding Capital Stock of such person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (x) any accumulated deficit and (y) any amounts attributable to Disqualified Capital Stock.

     "NON-U.S. PERSON" means a person who is not a U.S. person, as defined in Regulation S.

     "NOTES" means, collectively, the Initial Notes, the Private Exchange Notes, if any, and the Unrestricted Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

     "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under, or with respect to, the documentation governing any Indebtedness.

     "OFFERING" means the issuance and sale of Initial Notes in an aggregate principal amount of $105,000,000 on the Issue Date.

     "OFFICER" means, with respect to any person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such person, or any other officer designated by the Board of Directors serving in a similar capacity.

     "OFFICERS' CERTIFICATE" means, with respect to any person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such person and otherwise complying with the requirements of Sections 12.04 and 12.05, as they relate to the making of an Officers' Certificate.

     "OFFSHORE PHYSICAL NOTES" has the meaning provided in Section 2.01.

     "OPERATING COVERAGE RATIO" means the ratio of Consolidated EBITDA of the Company and the Restricted Subsidiaries during the four most recent full fiscal quarters for which financial information is available (the "FOUR QUARTER PERIOD") ending not more than 135 days prior to the date of the transaction giving rise to the need to calculate the Operating Coverage Ratio (the "TRANSACTION DATE") of the Company and the Restricted Subsidiaries for the Four Quarter Period to Consolidated Interest Expense of the Company and the Restricted Subsidiaries for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Interest Expense" shall be calculated after giving effect on a pro forma basis for the Four Quarter Period to (i) the incurrence or repayment of any Indebtedness (excluding the incurrence of

Indebtedness under any revolving credit facility and including repayments of Indebtedness under any revolving credit facility only to the extent that such repayment effects, or is accompanied by, a permanent reduction in the availability thereunder) or the issuance of any Designated Preferred Stock
(and the application of the proceeds of such Indebtedness or Designated Preferred Stock) of the Company and the Restricted Subsidiaries at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment or issuance, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales (and the application of proceeds thereof) or asset acquisitions (including Capital Stock) outside the ordinary course of business in excess of $100,000 occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale (and the application of proceeds thereof) or asset acquisition occurred on the first day of the Four Quarter Period, without giving effect to the limitations set forth in clause (iii) of the definition of Consolidated Net Income. If the Company or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third person (other than the Company or any of its Restricted Subsidiaries), the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such person or any subsidiary (other than an Unrestricted Subsidiary) of such person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Interest Expense," (A) interest on Indebtedness or dividends on Designated Preferred Stock determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, (B) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate or dividend rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period and (C) notwithstanding clause (A) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such Interest
Rate Agreements. Any such pro forma calculation may include (a) any adjustments, that would, in the reasonable determination of the Company set forth in an Officers' Certificate, satisfy the requirements of Rule 11-02(a) of Regulation S-X as if included in a registration statement filed with the Commission, and (b) any other operating expense reductions reasonably expected to result from any acquisition of assets (including any Permitted Investment provided for in clause (iv) of the definition of such term), if such expected reductions are (i) set forth in reasonable detail in a plan approved by or resolutions of the Board of Directors, and (ii) limited to operating expenses specified in such plan (and, if any such reductions are set forth as a range, the lowest amount of such range) that would otherwise have resulted in the payment of cash within twelve months after the date of consummation of such transaction, net of any operating expenses (other than extraordinary items, non-recurring or temporary charges and other similar one-time expenses) reasonably expected to be incurred to implement such plan or to obtain goods or services (including without limitation personnel, occupancy and transportation expenses) in replacement of goods and services that are being curtailed or eliminated to result in such expected reductions, and that are to be paid in cash during such twelve-month period, and such Officers' Certificate so states.

     "OPINION OF COUNSEL" means a written opinion from legal counsel, who may be counsel for the Company and who is reasonably acceptable to the Trustee, complying with the requirements of Sections 12.04 and 12.05, as they relate to the giving of an Opinion of Counsel.

     "PAYING AGENT" has the meaning provided in Section 2.03.

     "PERMITTED HOLDERS" or "CARLYLE" means TC Group, L.L.C., a Delaware limited liability company, and its Affiliates, and any successors thereof that are Permitted Holders.

     "PERMITTED INVESTMENT" means (i) cash and Cash Equivalents; (ii) any Investment in the Company or in a Controlled Subsidiary of the Company;
(iii) any Investment by the Company or any Subsidiary existing on the Issue Date; (iv) any Investment by the Company or any Subsidiary of the Company in a person, if as a result of such Investment (A) such person becomes a Controlled Subsidiary of the Company or (B) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Controlled Subsidiary of the Company; (v) advances to employees in an aggregate principal amount not to exceed $500,000 at any time outstanding; (vi) any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
(vii) Hedging Obligations; (viii) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;
(ix) Investments the payment for which consists of Equity Interests of the Company (exclusive of Disqualified Capital Stock); PROVIDED, HOWEVER, that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the first paragraph of Section 4.10; and (x) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (x) that are at that time outstanding, not to exceed $5.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) (subject in each case to Section 4.12 and Article Five).

     "PERMITTED LIENS" means (i) Liens on property or assets of, or any shares of stock of or secured debt of, any corporation existing at the time such corporation becomes a Restricted

Subsidiary of the Company or at the time such corporation is merged into the Company or any of its Restricted Subsidiaries, provided that such Liens are not incurred in connection with, or in contemplation of, such corporation becoming a Restricted Subsidiary of the Company or merging into the Company or any of its Restricted Subsidiaries, (ii) Liens securing Refinancing Indebtedness; PROVIDED that any such Lien does not extend to or cover any Property, shares or debt other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended, (iii) Liens in favor of the Company or any of its Restricted Subsidiaries, (iv) Liens securing industrial revenue bonds, (v) Liens to secure Purchase Money Indebtedness that is otherwise permitted under this Indenture; PROVIDED that (A) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (B) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs, and (C) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item, (vi) statutory Liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made therefor, (vii) Liens in favor of the Trustee under this Indenture and any substantially equivalent Lien granted to any trustee or similar institution under any indenture for Indebtedness permitted by the terms of this Indenture, (viii) Liens incurred or pledges or deposits made in the ordinary course of business to secure obligations under workers' compensation, unemployment insurance or other types of social security or similar legislation, (ix) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money), (x) Liens upon specific items of inventory or other goods and proceeds of any person securing such person's obligations in respect of bankers' acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business, (xi) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof, (xii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of nondelinquent customs duties in connection with the importation of goods, (xiii) judgment and attachment Liens not giving rise to a Default or Event of Default, (xiv) leases or subleases granted to others not interfering in any material respect with the business of the Company or any Subsidiary, (xv) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business that are within the general parameters customary in the industry, in each case securing Indebtedness under Hedging Obligations, (xvi) Liens encumbering deposits made in the ordinary course of business to secure nondelinquent obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or its Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made, (xvii) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Subsidiary in the ordinary course of business in accordance with past practices, (xviii) any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating other than any such interest or title resulting from or arising out of a default by the Company or any Subsidiary of its obligations under such lease, (xix) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under the applicable indenture and under which the Company or any Subsidiary is lessee, (xx) other Liens securing obligations incurred in the ordinary course of business which obligations or judgments do not exceed $10.0 million in the aggregate at any one time outstanding, (xxi) Liens securing Capitalized Lease Obligations permitted to be incurred; PROVIDED that such Lien does not extend to any property other than that subject to the underlying lease, (xxii) Liens on assets or capital stock of Unrestricted Subsidiaries, (xxiii) Liens securing Indebtedness under the Senior Credit Facility or any Floor Plan Financing Facility, (xxiv) Liens existing on the Issue Date, (xxv) Liens on assets of the Company securing Senior Indebtedness and Liens on assets of a Subsidiary Guarantor securing Guarantor Senior Indebtedness, (xxvi) any extensions, substitutions, replacements or renewals of the foregoing, (xxvii) Liens for taxes, assessments or governmental charges that are not delinquent or are being contested in good faith by appropriate proceedings and (xxviii) easements or minor defects or irregularities in title and other similar charges or encumbrances on property not interfering in any material respect with the Company's use of such property.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

     "PHYSICAL NOTES" has the meaning provided in Section 2.01.

     "PREFERRED STOCK" means any Capital Stock of a person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such person over the holders of other Capital Stock issued by such person.

     "PRINCIPAL" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

     "PRIVATE EXCHANGE NOTES" has the meaning set forth in the Registration Rights Agreement.

     "PRIVATE PLACEMENT LEGEND" means the legend initially set forth on the Initial Notes in the form set forth in Exhibit A(1).

     "PROCEEDS PURCHASE DATE" has the meaning provided in Section 4.16.

     "PRO FORMA" means, except as otherwise provided in the definition of "Operating Coverage Ratio," with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors or the Chief Financial Officer of the Company in consultation with its independent public accountants.

     "PROPERTY" of any person means all types of real, personal, tangible, intangible or mixed property owned by such person whether or not included in the most recent consolidated balance sheet of such person and its Subsidiaries under GAAP.

     "PUBLIC EQUITY OFFERING" means an underwritten equity offering of the Qualified Capital Stock of the Company, or of any entity of which the Company is a direct or indirect subsidiary, to the extent the proceeds thereof shall have been contributed to the Company, pursuant to an effective registration statement under the Act.

     "PURCHASE MONEY INDEBTEDNESS" means any Indebtedness incurred in the ordinary course of business by a person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and
(ii) reasonable fees and expenses of such person incurred in connection therewith.

     "QUALIFIED CAPITAL STOCK" means, with respect to any person, any Capital Stock of such person that is not Disqualified Capital Stock.

     "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

     "RECORD DATE" means, with respect to any Note, any of the Record Dates specified in such Note, whether or not a Legal Holiday.

     "REDEMPTION DATE," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

     "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

     "REFERENCE DATE" has the meaning provided in Section 4.10.

     "REFINANCING INDEBTEDNESS" has the meaning provided in Section 4.12.

     "REGISTRAR" has the meaning provided in Section 2.03.

     "REGISTRATION RIGHTS AGREEMENT" has the meaning provided in the definition of "Exchange Offer."

     "REGULATION S" means Regulation S under the Securities Act.

     "REPRESENTATIVE" means the agent or representative in respect of any Designated Senior Indebtedness; PROVIDED that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

     "RESTRICTED PAYMENT" has the meaning provided in Section 4.10.

     "RESTRICTED SECURITY" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; PROVIDED that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

     "RESTRICTED SUBSIDIARY" means any Subsidiary that is not an Unrestricted Subsidiary.

     "RULE 144A" means Rule 144A under the Securities Act.

     "SEC" means the United States Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "SELLER NOTES" means the 9% Increasing Rate Subordinated Notes outstanding on the Issue Date that were issued by the Company to certain present and former shareholders of the Company and former shareholders of NYMA, Inc. and Sylvest Management Systems Corporation, as in effect on the Issue Date.

     "SENIOR CREDIT FACILITY" means the Credit Agreement to be entered into by and among the Company, certain of its Subsidiaries, the lenders referred to therein and Bankers Trust Company, as Agent, together with the related documents thereto (including, without limitation, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time and any agreement (and related documents) governing Indebtedness incurred to refund or refinance the entirety of the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Senior Credit Facility, whether by the same or any other lender or group of lenders. The Company shall promptly notify the Trustee of any other lender or group of lenders. The Company shall promptly notify the Trustee of any such refunding or refinancing of the Senior Credit Facility.

     "SENIOR INDEBTEDNESS" means (i) indebtedness of the Company for money borrowed and all obligations, whether direct or indirect, under guarantees, letters of credit, foreign currency or interest rate swaps, foreign exchange contracts, caps, collars, options, hedges or other agreements or arrangements designed to protect against fluctuations in currency values or interest rates, other extensions of credit, expenses, fees, reimbursements, indemnities and all other amounts (including interest at the contract rate accruing on or after the filing of any petition in bankruptcy or reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding) owed by the Company under, or with respect to, the Senior Credit Facility, or any Floor Plan Financing Facility, (ii) the principal of and premium, if any, and accrued and unpaid interest, whether existing on the date hereof or hereafter incurred, in respect of (A) indebtedness of the Company for money borrowed, (B) express written guarantees by the Company of indebtedness for money borrowed by any other person, (C) indebtedness evidenced by notes, debentures, bonds, or other instruments of indebtedness for the payment of which the Company is responsible or liable, by guarantees or otherwise,
(D) obligations of the Company for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction,
(E) obligations of the Company under any agreement to lease, or any lease of, any real or personal property which, in accordance with GAAP, is classified on the Company's consolidated balance sheet as a liability, and (F) obligations of the Company under interest rate swaps, caps, collars, options and similar arrangements and foreign currency hedges and (iii) modifications, renewals, extensions, replacements, refinancings and refundings of any such indebtedness, obligations or guarantees, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such indebtedness, obligations or guarantees, or such modifications, renewals, extensions, replacements, refinancings or refundings thereof, are not superior in right of payment to the Notes; PROVIDED that Senior Indebtedness will not be deemed to include (a) any obligation of the Company to any Subsidiary (other than obligations pledged pursuant to the Senior Credit Facility, as security for the obligations of the Company thereunder), (b) any liability for federal, state, local or other taxes owed or owing by the Company, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business, (d) any Indebtedness, guarantee or obligation of the Company which is expressly subordinate or junior by its terms in any respect to any other Indebtedness, guarantee or obligation of the Company, (e) Indebtedness with respect to the Seller Notes, (f) that portion of any Indebtedness incurred in violation of Section 4.12 or (g) Indebtedness of the Company which is classified as nonrecourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of section 1111(b)(1) of the Bankruptcy Law. Notwithstanding clause (f) of the foregoing proviso, any Indebtedness incurred pursuant to the Senior Credit Facility in reliance on an Officers' Certificate with respect to the amount of Indebtedness outstanding pursuant to the Floor Plan Financing Facility shall be deemed Senior Indebtedness.

     "SIGNIFICANT GUARANTOR SENIOR INDEBTEDNESS" means any Indebtedness of a Guarantor under or in respect of the Senior Credit Facility or Guarantor Senior Indebtedness with principal amount due (or accreted value with respect to Guarantor Senior Indebtedness issued at a discount) in excess of $5.0 million upon initial issuance thereof.

     "SIGNIFICANT SENIOR INDEBTEDNESS" means any Indebtedness under or in respect of the Senior Credit Facility or Senior Indebtedness with principal amount due (or accreted value with respect to Senior Indebtedness issued at a discount) in excess of $5.0 million upon initial issuance thereof.

     "SIGNIFICANT STOCKHOLDER" means, with respect to any person, any other person who is the beneficial owner (within the meaning of Rule l3d-3 under the Exchange Act) of more than 5% of any class of equity securities of such person that are entitled to vote on a regular basis for the election of directors of such person.

     "SIGNIFICANT SUBSIDIARY" means each Restricted Subsidiary of the Company that is a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act and the Exchange Act (as such regulation is in effect on the date hereof).

     "SIMILAR BUSINESS" means an information technology business the majority of whose revenues are derived from government contracting or value added reselling of goods or services or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

     "SUBORDINATED OBLIGATIONS" means any Indebtedness of the Company which is expressly subordinated or junior in right of payment to the Notes.

     "SUBSIDIARY" of any person means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such person, by one or more subsidiaries of such person or by such person and one or more subsidiaries of such person, (ii) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, but only if such person or its subsidiary is entitled to receive more than fifty percent of the assets of such partnership upon its dissolution or (iii) any other person (other than a corporation or a partnership) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

     "SUBSIDIARY" means any subsidiary of the Company.

     "SUBSIDIARY GUARANTEE" means the Guarantees executed and delivered by any Subsidiary Guarantor with respect to the Company's obligations under the Indenture and the Notes.

     "SUBSIDIARY GUARANTOR" means (i) each of (a) FDCT Corp., (b) NYMA, Inc.,
(c) Sylvest Management Systems Corporation, (d) FDC Technologies Inc.,
(e) DoxSys, Inc. and (f) VAD International, Inc., (ii) each of the Company's Subsidiaries which becomes a guarantor of the Notes pursuant to the provisions of Section 4.20, and (iii) each of the Company's Subsidiaries executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture; PROVIDED that any person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its respective Subsidiary Guarantee is released in accordance with the terms thereof.

     "SURVIVING PERSON" has the meaning provided in Section 5.01.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.04.

     "TOTAL ASSETS" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

     "TRANSACTIONS" means the acquisition by the Company of NYMA, Inc. in May 1997 and of Sylvest Management Systems Corporation in June 1997, prepayment of certain of the Seller Notes, entry into the Senior Credit Facility, the offering of Initial Notes in an aggregate principal amount of $105,000,000 on the Issue Date and the application of the proceeds of such offering.

     "TREASURY RATE" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to August 1, 2001; PROVIDED, HOWEVER, that if the period from the Redemption Date to August 1, 2001 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to August 1, 2001 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "TRUST OFFICER" means any officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

     "U.S. GOVERNMENT OBLIGATIONS" means non-callable direct obligations of, and non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

     "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     "U.S. PHYSICAL NOTES" has the meaning provided in Section 2.01.

     "UNRESTRICTED NOTES" means one or more Notes that do not and are not required to bear the private placement legend in the form set forth on Exhibit A(1), including, without limitation, the Exchange Notes in the form set forth as Exhibit A(2) hereto.

     "UNRESTRICTED SUBSIDIARY" of any person means (i) any Subsidiary of such person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that (x) the Company certifies to the Trustee that such designation complies with Section 4.10 and (y) each Subsidiary to be so designated and each of its Subsidiaries have not at the time of designation, and do not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness under the first paragraph of Section 4.12 and
(y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing provisions.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by, multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "WHOLLY OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of which all of the outstanding voting securities (other than directors' qualifying or similar shares required to be held by third parties in accordance with applicable law, not in any event to exceed 5% of the total outstanding voting securities) are owned by the Company or any wholly owned Restricted Subsidiary of the Company.

     SECTION 1.02.  INCORPORATION BY REFERENCE OF TIA.

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Notes.

     "indenture security holder" means a Holder or a Noteholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company, the Subsidiary Guarantors, if any, or any other obligor on the Notes or the Guarantees, if any.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.03.  RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

     (1)  a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3)  "or" is not exclusive;

     (4) words in the singular include the plural, and words in the plural include the singular; and

     (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                     ARTICLE TWO

                                      THE NOTES
     SECTION 2.01.  FORM AND DATING.

     The Initial Notes, the notation thereon relating to the Guarantees, if any, and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A(1) hereto. The Exchange Notes, the notation thereon relating to the Guarantees, if any, and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A(2) hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance.

     The terms and provisions contained in the Notes and the Guarantees, if any, annexed hereto as EXHIBITS A(1) and A(2), shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors, if any, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A(1) (the "GLOBAL NOTE"), deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth in EXHIBIT B, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

     Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in EXHIBIT A(1) (the "OFFSHORE PHYSICAL NOTES"). Notes offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Notes offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated Notes in registered form, in substantially the form set forth in EXHIBIT A(1) (the "U.S. PHYSICAL NOTES"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "PHYSICAL NOTES."

     SECTION 2.02.  EXECUTION AND AUTHENTICATION;
                    AGGREGATE PRINCIPAL AMOUNT.


     Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature. Each Subsidiary Guarantor, if any, shall execute the Guarantee in the manner set forth in Section 11.09.

     If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $175,000,000 in one or more series,
(ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes and (iii) Unrestricted Notes from time to time only (x) in exchange for a like principal amount of Initial Notes or (y) in an aggregate principal amount of not more than the excess of $175,000,000 over the sum of the aggregate principal amount of (A) Initial Notes then outstanding, (B) Private Exchange Notes then outstanding and (C) Unrestricted Notes issued in accordance with (iii)(x) above, in each case upon a written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and whether the Notes are to be issued as Physical Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clauses (ii) or (iii) of the first sentence of this paragraph, the first such written order from the Company shall be accompanied by an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee to the effect that the issuance of the Private Exchange Notes or the Unrestricted Notes, as the case may be, does not give rise to an Event of Default, complies with this Indenture and has been duly authorized by the Company. The aggregate principal amount of Notes outstanding at any time may not exceed $175,000,000, except as provided in Section 2.07.

     In the event that the Company shall issue and the Trustee shall authenticate any Notes issued under this Indenture subsequent to the Issue Date pursuant to clauses (i) and (iii) of the first sentence of the immediately preceding paragraph, the Company shall use its best efforts to obtain the same "CUSIP" number for such Notes as is printed on the Notes outstanding at such time; PROVIDED, HOWEVER, that if any series of Notes issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Company may obtain a "CUSIP" number for such Notes that is different than the "CUSIP" number printed on the Notes then outstanding. Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

     The Trustee may appoint an authenticating agent (the "AUTHENTICATING AGENT") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

     The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

     SECTION 2.03.  REGISTRAR AND PAYING AGENT.

     The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where
(a) Notes may be presented or surrendered for registration of transfer or for exchange ("REGISTRAR"), (b) Notes may be presented or surrendered for payment ("PAYING AGENT") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

     The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days prior written notice to the Company.

     SECTION 2.04.  PAYING AGENT TO HOLD ASSETS IN TRUST.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that, subject to Articles Ten and Eleven, each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

     SECTION 2.05.  NOTEHOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee as of each Record Date and before each related Interest Payment Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Noteholders, which list may be conclusively relied upon by the Trustee.

     SECTION 2.06.  TRANSFER AND EXCHANGE.

     Subject to the provisions of Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made to a Noteholder for any registration of transfer or exchange. The Company may require from such Noteholder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.15,
4.16 or 9.06, in which event the Company shall be responsible for the payment of such taxes).

     The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

     Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

     SECTION 2.07.  REPLACEMENT NOTES.

     If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and execute and the Trustee shall authenticate a replacement
Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of the Trustee and counsel and the Trustee may charge the Company for the Trustee's reasonable out-of-pocket expenses in replacing such Note. Every replacement Note shall constitute an additional Obligation of the Company.

     SECTION 2.08.  OUTSTANDING NOTES.

     Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.
Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company, any Subsidiary Guarantor or any of their respective Affiliates holds the Note.

     If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a BONA FIDE purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

     If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

     SECTION 2.09.  TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company, any Subsidiary Guarantor or any of their respective Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, and of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

     SECTION 2.10.  TEMPORARY NOTES.

     Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated, and shall direct the Trustee to authenticate such Notes and certify that all conditions precedent to the issuance of such Notes contained herein have been complied with. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

     SECTION 2.11.  CANCELLATION.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall (subject to the record-retention requirements of the Exchange Act) dispose of all Notes surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company or any Subsidiary Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

     SECTION 2.12.  DEFAULTED INTEREST.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

     SECTION 2.13.  CUSIP NUMBER.

     The Company in issuing the Notes may use one or more "CUSIP" numbers, and if so, the appropriate CUSIP number(s) shall be included in all notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice may state that no representation is made by the Trustee as to the correctness or accuracy of any CUSIP number(s) printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

     SECTION 2.14.  DEPOSIT OF MONEYS.

     Prior to 10:00 a.m, New York City time, on each Interest Payment Date and on the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying

Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

     SECTION 2.15.  BOOK-ENTRY PROVISIONS FOR
                    GLOBAL NOTE.


     (a) The Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

     Members of, or participants in, the Depository ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

     (b) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

     (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

     (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

     (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of
Section 2.16, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Exhibit A.

     (f) The Holder of the Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     SECTION 2.16.  SPECIAL TRANSFER PROVISIONS.

     (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS AND NON-U.S. PERSONS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

          (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after July 25, 1999 and the transferor certifies that the Restricted Security was not acquired from the Company or Affiliate of the Company less than two years prior to the date of the proposed transfer or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or
     (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

          (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of
     (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures,

     whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

     (b) TRANSFERS TO QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

          (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

     (c) PRIVATE PLACEMENT LEGEND. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.16 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (d) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16 for a period of three years. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                    ARTICLE THREE

                                      REDEMPTION

     SECTION 3.01.  NOTICES TO TRUSTEE.

     If the Company elects to redeem Notes pursuant to Paragraph Six of the Notes, it shall notify both the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

     The Company shall give each notice provided for in this Section 3.01 at least 30 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate and Opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Notes.

     SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED.

     If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed on a PRO RATA basis, by lot or in such other fair and appropriate manner chosen at the discretion of the Trustee and, if the Notes are listed on any securities exchange, by a method that complies with the requirements of such exchange; PROVIDED, HOWEVER, that if partial redemption is made with the proceeds of a Public Equity Offering prior to August 1, 2000, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a PRO RATA basis unless such method is otherwise prohibited.
The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

     SECTION 3.03.  NOTICE OF REDEMPTION.

     At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed, with a copy to the Trustee and any Paying Agent.

     Each notice for redemption shall identify the Notes to be redeemed and shall state:

     (1)  the Redemption Date;

     (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

     (3)  the name and address of the Paying Agent;

     (4) the subparagraph of the Notes pursuant to which such redemption is being made;

     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

     (6) that, unless (a) the Company defaults in making the redemption payment or (b) such redemption payment is prohibited pursuant to Article Ten or Eleven or otherwise, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

     (7) if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Note to be redeemed and that, on or after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

     (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

     SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption, unless prohibited pursuant to Article Ten or Eleven or otherwise pursuant to this Indenture, shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes.

     SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

     On or before the Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes or portions thereof to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

     If the Company complies with the preceding paragraph and payment of the Notes is not prohibited under Article Ten or Eleven or otherwise, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

     SECTION 3.06.  NOTES REDEEMED IN PART.

     Upon surrender of a Note that is to be redeemed in part, the Company shall issue and execute, and the Trustee shall authenticate for the Holder, a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                     ARTICLE FOUR

                                      COVENANTS

     SECTION 4.01.  PAYMENT OF NOTES.

     The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

     The Company shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

     The Company shall maintain the office or agency required under Section
2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

     SECTION 4.03.  CORPORATE EXISTENCE.

     Except as otherwise permitted by Article Five, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of the Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) of the Company and each such Restricted Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to preserve, with respect to itself, any material right and, with respect to any of its Subsidiaries, any such existence or material right, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

     SECTION 4.04.  PAYMENT OF TAXES AND OTHER CLAIMS.

     The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or its Properties or any of its Subsidiaries' Properties and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its Properties or any of its Subsidiaries' Properties, except, in each case, as would not be, in the aggregate, reasonably likely to have a material adverse effect on the business and financial condition of the Company and its Restricted Subsidiaries, taken as a whole; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

    SECTION 4.05.  MAINTENANCE OF PROPERTIES
                   AND INSURANCE.

    (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its Properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business, unless the failure to do so, in each case, would not be, in the aggregate, reasonably likely to have a material adverse effect on the business and financial condition of the Company and its Restricted Subsidiaries, taken as a whole; PROVIDED, HOWEVER, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its Properties if such discontinuance is, in the good faith judgment of the Board of Directors or other governing body of the Company or the Restricted Subsidiary concerned, as the case may be, desirable in the conduct of its businesses and is not disadvantageous in any material respect to the Holders.

    (b) The Company shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry, except for any omissions thereof which would not be, in the aggregate, reasonably likely to have a material adverse effect on the business and financial condition of the Company and its Restricted Subsidiaries, taken as a whole.

    SECTION 4.06.  COMPLIANCE CERTIFICATE;
                   NOTICE OF DEFAULT.

    (a) The Company shall deliver to the Trustee, within 120 days after the end of the Company's fiscal year, an Officers' Certificate which complies with TIA Section 314(a)(4) stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its Obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and the Obligations contained in this Indenture and the Notes and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

    (b) So long as not contrary to then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Five or
Section 6.01 insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any such violation.

    (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 12.02 hereof, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action (including any action the Company is taking or proposes to take in respect thereof) within thirty days of such occurrence.

    SECTION 4.07.  COMPLIANCE WITH LAWS.

    The Company shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its businesses and the ownership of its properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the business or financial condition of the Company and its Subsidiaries, taken as a whole.

    SECTION 4.08.  SEC REPORTS.

    (a) The Company shall file with the SEC all information, documents and reports to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is subject to such filing requirements so long as the SEC will accept such filings. The Company (at its own expense) shall file with the Trustee within 15 days after it files them with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company files with the SEC pursuant to Section 13 or

15(d) of the Exchange Act. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA Section 314(a).

    (b) At the Company's expense, regardless of whether the Company is required to furnish such reports and other information referred to in paragraph (a) above to its stockholders pursuant to the Exchange Act, the Company shall cause such reports and other information to be mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar within 15 days after it files them with the SEC.

    (c) The Company shall provide to any Holder any information reasonably requested by such Holder concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act.

    SECTION 4.09.  WAIVER OF STAY, EXTENSION
                   OR USURY LAWS.

    The Company and each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or any such Subsidiary Guarantor, as the case may be, from paying all or any portion of the principal of or interest on the Notes or performing its Guarantee, as the case may be and as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Subsidiary Guarantor, if any, hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

    SECTION 4.10.  LIMITATION ON RESTRICTED PAYMENTS.

    The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly (i) declare or pay any dividend or make any distribution in either case on account of the Company's Capital Stock to the holders of the Company's Capital Stock (except dividends or distributions payable in the Company's Capital Stock), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock (including any option or warrant to purchase Capital Stock) of the Company, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or the Seller Notes, or (iv) make any Investment other than a Permitted Investment (any such dividend, distribution, payment, purchase, redemption, defeasance, other acquisition or retirement or Investment being hereinafter referred to as a "RESTRICTED PAYMENT") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (a) a Default or Event of Default has occurred and is continuing (or would result therefrom); (b) the Company is not able to incur $1.00 of additional Indebtedness under the first paragraph of Section 4.12; or (c) the aggregate amount of such Restricted Payment and all other Restricted Payments subsequent to the Issue Date would exceed the sum of (A) the aggregate Net Cash Proceeds received by the Company from any offering of the Qualified Capital Stock of the Company, or of any entity of which the Company is a direct or indirect Subsidiary, to the extent the proceeds thereof shall have been contributed as common equity to the Company, and the amount of any other capital contributions received by the Company in cash subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "REFERENCE DATE"), (B) 50% of the cumulative Consolidated Net Income of the Company subsequent to the Issue Date and on or prior to the Reference Date or minus 100% of any cumulative deficit in Consolidated Net Income during such period, (C) to the extent that any Investment (other than a Permitted Investment) that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, or any Unrestricted Subsidiary which is designated as an Unrestricted Subsidiary subsequent to the Issue Date is sold or liquidated for cash, the lesser of
(1) the cash return of capital with respect to such Investment (less the cost of disposition, if any) and (2) the initial amount of such Investment (in each case to the extent not included in clause (B) above), and (D) $5.0 million.

    Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prevent (i) the declaration and payment of any dividends paid within 60 days after the date of declaration thereof if, at such date of declaration, such dividend would have complied with this covenant,
(ii) if no Default or Event of Default shall have occurred and be continuing as a consequence thereof, any purchase or redemption of Capital Stock or any Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Qualified Capital Stock of the Company (other than Capital Stock issued or sold to a Restricted Subsidiary),
(iii) if no Default or Event of Default shall have occurred and be continuing as a consequence thereof, the repurchase, redemption or other repayment of any Subordinated Obligations in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of Subordinated Obligations with a Weighted Average Life to Maturity equal to or greater than the then remaining Weighted Average Life to Maturity of the Subordinated Obligations repurchased, redeemed or repaid, (iv) any payment by the Company or any Restricted Subsidiary of the Company (a) in connection with repurchases of Equity Interests or Subordinated Obligations of the Company following the death, disability or termination of employment of members of management, and (b) of amounts (to the extent such payments would otherwise constitute Restricted Payments) required to be paid by the Company or any of its Restricted Subsidiaries to participants in employee benefit plans upon termination of employment by such participants, as provided in the documents related thereto, in an aggregate amount (for both clauses (a) and (b)) not to exceed $2.0 million in any fiscal year; PROVIDED that any unused amounts may be carried over to any subsequent fiscal year subject to a maximum amount of

$5.0 million in any fiscal year; PROVIDED, FURTHER, that such amount in any fiscal year may be increased by an amount not to exceed (i) the cash proceeds from the sale of Equity Interests of the Company to members of management, directors or consultants of the Company and its Subsidiaries that occurs after the Issue Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of subclause (c) of the preceding paragraph) PLUS (ii) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date LESS (iii) the amount of any Restricted Payments previously made pursuant to clauses (i) and (ii); and PROVIDED, FURTHER, that the cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Indenture, (v) Investments in securities not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 4.16 or any other disposition of assets not constituting an Asset Sale by reason of the $500,000 threshold contained in the definition thereof, (vi) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise of such options, (vii) Investments in Unrestricted Subsidiaries that are made with Excluded Contributions, (viii) if no Default or Event of Default shall have occurred and be continuing as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock issued after the Issue Date; PROVIDED, HOWEVER, that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance on a pro forma basis, the Company and its Restricted Subsidiaries would have had an Operating Coverage Ratio greater than (x) 1.75 to 1.0, if the date of such incurrence is on or prior to August 1, 1999, or (y) 2.00 to 1.0, if the date of incurrence is after August 1, 1999, (ix) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (ix) that are at that time outstanding, not to exceed $5.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) and (x) prepayment of the Seller Notes in an amount not to exceed $11.7 million in connection with the Transactions and, after the Issue Date, additional prepayments of Seller Notes in an amount not to exceed $2.0 million in any fiscal year; PROVIDED that any unused amounts may be carried over to any subsequent fiscal year; PROVIDED, FURTHER, that, for purposes of determining whether Restricted Payments can be made pursuant to the previous paragraph, all payments made pursuant to clauses
(i), (iv), (viii) and (ix) shall be included and payments made pursuant to all other clauses specified above shall not be so included.

    SECTION 4.11.  LIMITATION ON TRANSACTIONS
                   WITH AFFILIATES.

    The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, following the Issue Date, enter into or permit to exist any transaction with any Affiliate of the Company or any Significant Stockholder of the Company (an "AFFILIATE TRANSACTION") unless such transaction is on terms that are fair and reasonable to the Company or such Subsidiary and no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's length transaction with an entity that is not an Affiliate of the Company or a Significant Stockholder of the Company; PROVIDED that in the event such transaction or series of related transactions involves aggregate consideration in excess of $2.0 million, the foregoing determination as to fairness shall be made by a majority of the Disinterested Directors of the Board of Directors of the Company as evidenced by a Board Resolution; PROVIDED, FURTHER, that in the event such transaction or series of related transactions involves aggregate consideration in excess of $10.0 million, the Company shall, in addition to obtaining the approval of a majority of the Disinterested Directors of its Board of Directors, obtain a written opinion of an Independent Financial Advisor stating that the terms of such transaction are fair and reasonable to the Company or such Subsidiary from a financial point of view; PROVIDED, HOWEVER, that (i) reasonable and customary directors' fees, indemnification and similar arrangements and payments thereunder,
(ii) transactions between or among or for the benefit of the Company and its Subsidiaries, which are not otherwise prohibited by this Indenture, (iii) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business, (iv) Restricted Payments permitted by the provisions of Section 4.10, (v) provision of administrative or management services by the Company or its Subsidiaries or any of their officers to any of their respective Subsidiaries in the ordinary course of business, (vi) arm's length transactions entered into in the ordinary course of business between the Company or any Restricted Subsidiary and any Affiliate of the Company or any Significant Stockholder of the Company engaged in a Similar Business and (vii) transactions contemplated by any agreement as in effect as of the Issue Date or any amendment thereto so long as any such amendment is not disadvantageous to the Holders of the Notes in any material respect and so long as the amounts paid by the Company and the Restricted Subsidiaries under any such amended agreement do not exceed the amounts payable by the Company and the Restricted Subsidiaries on the Issue Date, in each case, shall not be deemed Affiliate Transactions.

    SECTION 4.12.  LIMITATION ON INDEBTEDNESS.

    The Company shall not create, incur, issue, assume, guarantee or otherwise become liable for, contingently or otherwise (collectively, "ISSUE"), directly or indirectly, any Indebtedness, and shall not permit any Restricted Subsidiary to issue, directly or indirectly, any Indebtedness; PROVIDED that the Company or a Subsidiary Guarantor may issue Indebtedness if the Operating Coverage Ratio of the Company is greater than (x) 1.75 to 1.0, if the date of such issuance is on or prior to August 1, 1999, or (y) 2.00 to 1.0, if the date of such issuance is after August 1, 1999.

    The above limitation will not apply to the issuance of the following
Indebtedness: (a) (1) Indebtedness pursuant to the Senior Credit Facility, in an aggregate principal amount at any time outstanding not to exceed the greater of
(x) $75.0 million and (y) the sum of 85% of Eligible Accounts Receivable and 60% of Eligible Inventory, in each case, as defined in the Senior Credit Facility (but including accounts and inventory in which the lenders under any Floor Plan Financing Facility have a security interest), as in effect on the Issue Date (the "BORROWING BASE") LESS, in either case, the aggregate principal amount of Indebtedness then outstanding pursuant to clause (a)(2) below, permanently reduced by repayments of term loans or revolving loans out of the Excess Net Proceeds of Asset Sales actually made (other than temporary reductions of revolving loan balances pending application as permitted by Section 4.16), and
(2) Indebtedness pursuant to any Floor Plan Financing Facility in an aggregate principal amount not to exceed the greater of (x) $75.0 million and (y) the Borrowing Base LESS, in either case, the aggregate principal amount of Indebtedness then outstanding pursuant to the Senior Credit Facility; (b) the Notes and the Subsidiary Guarantees issued pursuant to the Offering and the Exchange Notes or Private Exchange Notes issued in exchange therefor pursuant to the Registration Rights Agreement and any replacement Note therefor issued pursuant to Section 2.07; (c) Indebtedness owed to the Company or a Restricted Subsidiary by the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that any transfer of such Indebtedness (excluding a pledge or other transfer thereof intended to create a security interest therein, but including any enforcement thereof other than an enforcement that results in the repayment of an obligation permitted by the terms of this covenant) to a person other than the Company or a Restricted Subsidiary will be deemed for the purposes of this Section 4.12 to constitute, in each case, the issuance of such Indebtedness by the issuer thereof; (d) Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness described in clause (a), (b) or (c) above) outstanding as of the Issue Date, which Indebtedness is not contemplated to be repaid with the proceeds of the Offering; (e) Indebtedness of the Company or a Restricted Subsidiary issued in exchange for, or the proceeds of which are used to refinance, extend, renew, substitute, replace or refund or pay at maturity (including any mandatory sinking fund payment), any Indebtedness issued pursuant to the first paragraph of this Section 4.12 or clauses (b) and (d) above and (j) below (the "REFINANCING INDEBTEDNESS"); PROVIDED that (l) the principal amount of such Refinancing Indebtedness (or, if such Indebtedness is issued with original issue discount, the amount equal to the original issue price of such Indebtedness plus accretion, if any) shall not exceed the principal amount and accrued interest of the Indebtedness so refinanced (plus the amount of any premiums required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company or such Restricted Subsidiary in connection therewith), (2) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced,
(3) if the Indebtedness being refinanced is subordinate in right of payment to the Notes or any Guarantee, the Refinancing Indebtedness shall be subordinated in right of payment to the Notes or any Guarantee, on terms, considered as a whole, at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being refinanced, if any; and (4) if the Indebtedness to be refinanced is Indebtedness of the Company, such Refinancing Indebtedness will only be permitted by this clause (e) if it is Indebtedness of the Company;
(f) Indebtedness incurred by the Company or any Restricted Subsidiary under Hedging Obligations; PROVIDED that (x) in the case of an Interest Rate Agreement, the notional principal amount thereof does not exceed the principal amount of the Indebtedness to which such Interest Rate Agreement relates and (y) in the case of a Currency Agreement, such Currency Agreement does not increase the Indebtedness of the Company and its Subsidiaries other than as a result of fluctuations in foreign currency exchange or by reason of fees, indemnities and compensation payable thereunder; (g) Indebtedness incurred by the Company or any Restricted Subsidiary under performance bonds, letter of credit obligations to provide security for worker's compensation claims, payment obligations in connection with self-insurance or similar requirements and bank overdrafts incurred in the ordinary course of business; provided that any Obligations arising in connection with such bank overdraft Indebtedness is extinguished within five business days; (h) Indebtedness incurred by the Company or any Restricted Subsidiary and arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, from guarantees or letters of credit, surety bonds or performance bonds securing any Obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition, in a principal amount not to exceed the gross proceeds (with proceeds other than cash or Cash Equivalents being valued at the fair market value thereof as determined by the Board of Directors of the Company in good faith) actually received by the Company or any Restricted Subsidiary in connection with such dispositions;
(i) Indebtedness of the Company in an aggregate principal amount not to exceed $5.0 million at any time outstanding in connection with the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company or any corporation of which the Company is a Subsidiary, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees of the Company or any Subsidiary of the Company (or their estates or beneficiaries under their estates) and which were issued pursuant to any stock option or other equity incentive plan, upon death, disability, retirement, termination of employment or pursuant to the terms of such stock option or other equity incentive plan or any other agreement under which such shares of capital stock, options, related rights or similarly securities were issued; PROVIDED that (1) such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made subordinate in right of payment to the Notes at least to the extent that the Notes are subordinated in right of payment to Senior Indebtedness, and (2) such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, provides that no payments of principal of such Indebtedness by way of sinking fund, mandatory redemption or otherwise (including defeasance) may be made at any term prior to one year after the stated maturity of the Notes; (j) Acquired Indebtedness that is without recourse to the Company or any of its Restricted Subsidiaries or any of their respective assets (other than the Subsidiary acquired subject to such Acquired Indebtedness and its assets), and is not guaranteed by any such person; PROVIDED that, with respect to the incurrence of more than $5.0 million of such Acquired Indebtedness at any time outstanding, after giving pro forma effect to the incurrence thereof, the Company could incur at least $1.00 of Indebtedness under the first paragraph of this Section 4.12; (k) Indebtedness issued as pay-in-kind interest in lieu of cash interest under the terms of and pursuant to the Seller Notes or any other Indebtedness that is incurred in accordance with this Indenture which is expressly subordinated in right of payment to the Notes to at least the same extent as payment on the Notes is subordinated to payment on Senior Indebtedness; (l) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and Restricted Subsidiaries, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in aggregate principal amount not to exceed $5.0 million at any time outstanding; (m) lease financings and notes payable of the Company or its Restricted Subsidiaries which are classified as nonrecourse in accordance with GAAP, in each case entered into in the ordinary course of business and consistent with past practice and secured solely by the equipment, proceeds therefrom and associated lease payments in an aggregate principal amount at any time outstanding not to exceed 20% of the Total Assets at the time of issuance of such Indebtedness; and (n) additional Indebtedness of the Company and Restricted Subsidiaries, which may, but need not be incurred under the Senior Credit Facility, in an aggregate principal amount not to exceed $7.5 million at any time outstanding. Notwithstanding any other provision of this Section 4.12, a guarantee by a Subsidiary Guarantor or the Company of Indebtedness incurred in accordance with the terms of this Indenture at the time such Indebtedness was incurred will not constitute a separate incurrence of Indebtedness.

    For purposes of determining compliance with this Section 4.12, in the event that an item of Indebtedness meets the criteria of more than one of the categories described in clauses (a) through (n) in the second paragraph of this
Section 4.12 or is entitled to be incurred pursuant to the first paragraph of this Section 4.12, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.12 and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof; PROVIDED that all outstanding Indebtedness under the Senior Credit Facility or any Floor Plan Financing Facility immediately following the Offering shall be deemed to have been incurred pursuant to clause (a) of the second paragraph of this covenant. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.12.

    SECTION 4.13.  LIMITATION ON PAYMENT RESTRICTIONS
                   AFFECTING SUBSIDIARIES.

    The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to: (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company or a Restricted Subsidiary, (ii) make any loans or advances to the Company or a Restricted Subsidiary or (iii) transfer any of its property or assets to the Company, except any such encumbrance or restriction under or by reason of (a) applicable law or any applicable rule, regulation or order,
(b) this Indenture and the Notes, (c) the Senior Credit Facility or any Floor Plan Financing Facility, (d) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 4.18 that limit the right of the debtor to dispose of the assets securing such Indebtedness, (e) customary net worth provisions contained in leases and other agreements entered into in the ordinary course of business, (f) customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, (g) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements, (h) any other instrument governing Indebtedness incurred on or after the Issue Date or any refinancing thereof that is incurred in accordance with this Indenture; PROVIDED that the encumbrance or restriction contained in any such Indebtedness or any such refinancing thereof is no more restrictive and no more unfavorable to the holders of the Notes than that contained in the Senior Credit Facility or any Floor Plan Financing Facility as in effect on the Issue Date, (i) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Restricted Subsidiary, (j) Acquired Indebtedness; PROVIDED that (x) such restriction is not applicable to any person, or the properties or assets of any person, other than the person acquired, and (y) such Indebtedness is otherwise permitted to be incurred pursuant to Section 4.12 and (k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

    SECTION 4.14.  LIMITATION ON ADDITIONAL SENIOR
                   SUBORDINATED INDEBTEDNESS.

    Neither the Company nor any Subsidiary Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is expressly by its terms subordinate or junior in right of payment to any Indebtedness of such person and senior in any respect of payment to the Notes or the Guarantee of such Subsidiary Guarantor, as the case may be.

    SECTION 4.15.  LIMITATION ON CHANGE OF CONTROL.

    (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the repurchase of such Holder's Notes pursuant to the offer described in paragraph (b) below (the "CHANGE OF CONTROL OFFER"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "REPURCHASE DATE") (subject to the rights of the holders of record on the relevant record date to receive interest on the relevant interest payment date). Within 10 days after the date upon which the Change of Control occurs (the "CHANGE OF CONTROL DATE") requiring the Company to make a Change of Control Offer pursuant to this Section 4.15, the Company shall so notify in writing the Trustee.

    (b) Within 30 days following any Change of Control Date, if the Company has not made a redemption offer pursuant to Paragraph 6 of the Notes, the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

         (1)  that the Change of Control Offer is being made pursuant to this
    Section 4.15 and that all Notes tendered will be accepted for payment;

         (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "CHANGE OF CONTROL PAYMENT DATE");

         (3) that any Note not tendered will continue to accrue interest if interest is then accruing;

         (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

         (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Business Day prior to the Change of Control Payment Date;

         (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

         (7) the circumstances and relevant facts regarding such Change of Control.

    On or before the Change of Control Payment Date, the Company shall
(i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail or deliver to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

    (c) If the Senior Credit Facility is in effect, or any amounts are owing thereunder, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to Holders described in clause (b) above, but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all Obligations under the Senior Credit Facility and or offer to repay in full all Obligations under the Senior Credit Facility and repay the Obligations under the Senior Credit Facility of each lender who has accepted such offer or
(ii) obtain the requisite consent under the Senior Credit Facility to permit the repurchase of the Notes as described above. The Company shall first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; PROVIDED that the Company's failure to comply with the covenant described in the preceding sentence will constitute an Event of Default described in Section 6.01(3) if not cured within 30 days after the notice required by such Section.

    The Company shall comply with all applicable securities laws in connection with any Change of Control Offer, including Rule 14e-1 under the Exchange Act.

    SECTION 4.16.  LIMITATION ON ASSET SALES.

    The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of each such Asset Sale at least equal to the fair market value (as specified in an Officers' Certificate with respect to any Asset Sale of less than

$2.0 million and as determined by the Board of Directors of the Company in good faith with respect to Asset Sales in excess of $2.0 million) of the assets sold;
(ii) not less than 75% (100% in the case of lease payments) of the consideration received by the Company (or such Restricted Subsidiary, as the case may be) is in the form of cash; PROVIDED that any note or other obligation received by the Company (or such Restricted Subsidiary, as the case may be) that is converted into cash within 30 days after receipt and any liabilities (as shown on the Company's or such Restricted Subsidiarys' most recent balance sheet) of the Company or any Restricted Subsidiary (other than Contingent Liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this clause (ii); and (iii) the Company within 365 days of such Asset Sale (x) reinvests or causes a Restricted Subsidiary to reinvest (including by way of acquisitions) the Net Cash Proceeds of any Asset Sale into one or more of the then existing businesses of the Company and its Subsidiaries or any Similar Business; or (y) applies or causes to be applied such Net Cash Proceeds to the permanent reduction of outstanding Senior Indebtedness or Guarantor Senior Indebtedness; or (z) after such time as the accumulated Excess Net Proceeds equal or exceed $10.0 million, applies or causes to be applied such Excess Net Proceeds to the purchase of Notes tendered to the Company for purchase at a price equal to 100% of the principal amount thereof plus accrued interest thereon to the date of purchase pursuant to an offer to purchase by the Company (a "NET PROCEEDS OFFER") as set forth below; PROVIDED, HOWEVER, that the Company shall have the right to exclude Asset Sales the net proceeds of which in the aggregate do not exceed $2.0 million annually from the calculation of accumulated Net Cash Proceeds; PROVIDED, FURTHER, to the extent Net Cash Proceeds have not been applied pursuant to clause (x), (y) or (z) above within 325 days of an Asset Sale, such Net Cash Proceeds shall be held in a segrgated account pending such application. Pending the final application of any such Net Cash Proceeds, the Company or Restricted Subsidiary, as the case may be, may temporarily reduce Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, or otherwise invest such Net Cash Proceeds in any manner not prohibited by this Indenture.

    Notice of a Net Proceeds Offer pursuant to this Section 4.16 shall be mailed, by first class mail, by the Company to all Holders at their last registered addresses not less than 365 nor more than 395 days after the relevant Asset Sale, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

         (1)  that the Net Proceeds Offer is being made pursuant to Section
    4.16 and that all Notes tendered will be accepted for payment; PROVIDED, HOWEVER, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis (based on amounts tendered) (with such adjustments as may be deemed appropriate by

                                         -52-
    the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

         (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "PROCEEDS PURCHASE DATE");

         (3) that any Note not tendered will continue to accrue interest if interest is then accruing;

         (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

         (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the second Business Day prior to the Proceeds Purchase Date;

         (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the second Business Day preceding the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

         (7) that Holders whose Notes were purchased only in part will be issued new Notes equal to principal amount to the unpurchased portion of the Notes surrendered.

    On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail or deliver to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. The Company shall publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Proceeds Purchase Date. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

    If the aggregate purchase price of Notes tendered pursuant to the Net Proceeds Offer is less than the Net Cash Proceeds allotted to the purchase of the Notes, the Company may apply the remaining Net Cash Proceeds for general corporate purposes.

    The Company will comply with all applicable securities laws in connection with any Net Proceeds Offer, including Rule l4e-1 under the Exchange Act.

    SECTION 4.17.  LIMITATION ON CAPITAL STOCK OF
                   RESTRICTED SUBSIDIARIES.

    The Company shall not, if such action would cause a Subsidiary not to be a Controlled Subsidiary, (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary (other than Liens on such Capital Stock securing Obligations under Senior Indebtedness or Guarantor Senior Indebtedness) or (ii) permit any of its Restricted Subsidiaries to issue any Capital Stock, other, in any such case, than to the Company or a Controlled Subsidiary. The foregoing restrictions shall not apply to an Asset Sale made in compliance with Section 4.16 or the issuance of Preferred Stock in compliance with Section 4.12.

    SECTION 4.18.  LIMITATION ON LIENS.

    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of the Company or any Restricted Subsidiary or any shares of stock or debt of any Restricted Subsidiary which owns property or assets, now owned or hereafter acquired, unless (i) if such Lien secures Indebtedness which is PARI PASSU with the Notes or a Guarantee, then the Notes or such Guarantee, as the case may be, are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or
(ii) if such Lien secures Indebtedness which is subordinated to the Notes or a Guarantee, any such Lien shall be subordinated to the Lien granted to the holders of the Notes or such Guarantee, as the case may be, to the same extent as such Subordinated Obligations are subordinated to the Notes.

    SECTION 4.19.  LIMITATION ON TRANSFER OF ASSETS TO
                   CERTAIN SUBSIDIARIES.

    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of any of its assets or property to any Subsidiary that is not a Controlled Subsidiary of the Company, except as otherwise permitted pursuant to Sections 4.10 and 4.16.

    SECTION 4.20.  GUARANTEES OF CERTAIN INDEBTEDNESS

    The Company shall not permit any of its Subsidiaries, directly or indirectly, to incur, guarantee or secure through the granting of Liens the payment of any Indebtedness under the Senior Credit Facility or any refunding or refinancing thereof in each case unless such Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture evidencing such Subsidiary's Guarantee, such Guarantee to be a senior subordinated unsecured obligation of such Subsidiary. Neither the Company nor any Subsidiary Guarantor shall be required to make a notation on the Notes or the Guarantees to reflect any such subsequent Guarantee. Nothing in this covenant shall be construed to permit any Subsidiary of the Company to incur Indebtedness otherwise prohibited by Section 4.12.

                                     ARTICLE FIVE

                                SUCCESSOR CORPORATION

    SECTION 5.01.  WHEN COMPANY MAY MERGE, ETC.

    (a) The Company, in a single transaction or through a series of related transactions, shall not consolidate with or merge with or into any other person, or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets unless (i) either the Company shall be the continuing person, or the person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company are transferred (the Company or such other person hereinafter referred to as the "SURVIVING PERSON") shall be a corporation organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and if other than the Company shall expressly assume, by an indenture supplement, all of the obligations of the Company under the Notes and this Indenture; (ii) immediately after and giving effect to such transaction and the assumption contemplated by clause (i) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, the Surviving person could incur at least $1.00 of Indebtedness pursuant to the first paragraph of
Section 4.12; (iii) immediately before and immediately after and giving effect to such transaction and the assumption of the obligations as set forth in clause
(i) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; and (iv) the Surviving person shall have delivered to the Trustee an officers' certificate stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article
Five and that all conditions precedent herein provided relating to such transaction have been satisfied.

    (b) For purposes of clause (a) above, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding the foregoing clauses (a)(ii) and (a)(iii) of this Section 5.01,
(a) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or a Subsidiary Guarantor and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

    SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

    Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with this Article Five, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such, and thereafter the predecessor corporation shall be relieved of all Obligations and covenants under this Indenture and the Notes; PROVIDED that solely for the purpose of calculating amounts described in clause (c) of the first paragraph of Section 4.10, any such Surviving Person shall only be deemed to have succeeded to and be substituted for the Company with respect to the period subsequent to the effective time of this transaction (and the Company shall be deemed to be the "Company" for such purposes for all prior periods).

                                     ARTICLE SIX

                                 DEFAULT AND REMEDIES

    SECTION 6.01.  EVENTS OF DEFAULT.

         An "Event of Default" occurs if:

         (1) the Company defaults in the payment of any installment of interest on any Notes as and when the same becomes due and payable and the Default continues for a period of 30 days (whether or not prohibited by the subordination provisions of this Indenture);

         (2) the Company defaults in payment of all or any part of the principal on any Notes when the same becomes due and payable at maturity, upon any redemption, by declaration or otherwise (whether or not prohibited by the subordination provisions of this Indenture);

         (3) the Company or any Subsidiary Guarantor fails duly to observe or perform any of its other covenants or agreements contained in the Notes or this Indenture and the Default continues for a 30-day period and after the notice specified below;

         (4) there shall be a default under any Indebtedness of the Company or any of its Restricted Subsidiaries, whether such Indebtedness now exists or shall hereafter be created, if both (A) such default either (i) results from the failure to pay principal on Indebtedness at the final maturity of the respective issue of Indebtedness, and such failure continues for a period of 10 days or more, or (ii) results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and such acceleration has not been rescinded, cancelled or otherwise cured within 10 days after receipt of notice of acceleration by the Company and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or the maturity of which has been so accelerated, in each case with respect to which the 10-day period described above has passed, aggregates in excess of $10,000,000 at any one time;

         (5) the Company or any of its Significant Subsidiaries (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law,
    (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing;

         (6) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Significant Subsidiaries, (B) appoint a Custodian of the Company or any of its Significant Subsidiaries or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

         (7) any final judgment or order for the payment of money shall be rendered against the Company or any Significant Subsidiary of the Company by a court of competent jurisdiction in excess of $10,000,000 individually or in the aggregate for all such judgments or orders against all such persons that are not stayed, bonded or discharged and there is a period of 60 consecutive days, after written notice has been given by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

         (8) any Subsidiary Guarantee shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of the Company or any Guarantor denies that it has any further liability under any Subsidiary Guarantee or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Subsidiary Guarantee in accordance with this Indenture).

    A Default under clause (3) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default, and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Notes then outstanding. Such notice shall be given by registered or certified mail, return receipt requested.

    SECTION 6.02.  ACCELERATION.

    If an Event of Default (other than an Event of Default specified in Section 6.01(5) or (6) with respect to the Company) occurs and is continuing and has not been waived pursuant to Section 6.04, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "ACCELERATION NOTICE"), may declare the entire principal amount of and accrued interest on the Notes to be due and payable immediately, and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Senior Credit Facility, shall become due and payable upon the first to occur of an acceleration under the Senior Credit Facility, or 5 business days after receipt by the Company and the Representative under the Senior Credit Facility of such Acceleration Notice, unless all Events of Default specified in such Acceleration Notice (other than any Event of Default in respect of non-payment of principal) shall have been cured or waived. In the event of a declaration because an Event of Default set forth in Section 6.01(4) has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the missed payments in respect of such Indebtedness have been paid or if the holders of the Indebtedness that is subject to acceleration have rescinded their


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                                         -58-

declaration of acceleration and the Trustee has received written notice of such Indebtedness having been repaid in full, in each case within 60 days thereof and if (i) the annulment of such acceleration would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, except non-payment of principal or interest which have become due solely because of the acceleration, have been cured or waived and (iii) the Company has delivered an Officer's Certificate to the Trustee to the effect of clauses (i) and (ii) above. If an Event of Default specified in Section 6.01(5) or (6) occurs with respect to the Company, the principal amount of and accrued interest on the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

    The declaration of acceleration is subject to the condition that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes and the principal of any and all Notes which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is unenforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Notes, to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all Events of Default under this Indenture, other than the non-payment of the principal of Notes which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

    SECTION 6.03.  OTHER REMEDIES.

    If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

    The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

    SECTION 6.04.  WAIVER OF PAST DEFAULTS.

    Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (1) and (2) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

    SECTION 6.05.  CONTROL BY MAJORITY.

    Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; PROVIDED that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

    SECTION 6.06.  LIMITATION ON SUITS.

    A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

         (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

         (2) Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

         (4) the Trustee does not comply with the request within 30 days after receipt of the request and the offer of satisfactory indemnity; and

         (5) during such 30-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

    The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal and premium, if any, or interest on such Note on or after the respective due dates set forth in such Note (including upon acceleration thereof); PROVIDED that upon institution of any proceeding or exercise of any remedy, such Holders provide the Trustee with prompt written notice thereof.

    A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

    SECTION 6.07.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

    Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

    SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

    If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, any Subsidiary Guarantor, if any, or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

    SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

    The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. The Company's payment obligations under this
Section 6.09 shall be secured in accordance with the provisions of Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

    SECTION 6.10.  PRIORITIES.

    If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

         First:  to the Trustee for amounts due under Section 7.07;

         Second: subject to Articles Ten and Eleven, to Holders for amounts due and unpaid on the Notes for interest and premium, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest and premium, respectively;

         Third: subject to Articles Ten and Eleven, to Holders for amounts due and unpaid on the Notes for principal, ratably without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

         Fourth: subject to Articles Ten and Eleven, to the Company, the Subsidiary Guarantors, if any, or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

    The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

    SECTION 6.11.  UNDERTAKING FOR COSTS.

    In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

    SECTION 6.12.  RESTORATION OF RIGHTS AND REMEDIES.

    If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                    ARTICLE SEVEN

                                       TRUSTEE

    SECTION 7.01.  DUTIES OF TRUSTEE.

    (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

    (b)  Except during the continuance of an Event of Default:

              (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and the TIA and no others and no covenants or obligations shall be implied in this Indenture against the Trustee. To the extent of any conflict between the duties of the Trustee hereunder and under the TIA, the TIA shall control.

              (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificate or opinion which by any provision hereof is specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

    (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

              (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

              (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

    (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

    (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

    (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

    SECTION 7.02.  RIGHTS OF TRUSTEE.

    Subject to Section 7.01:

         (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to Sections 12.04 and 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

         (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

         (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

         (g) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (h) The Trustee shall not be charged with knowledge of any Defaults or Events of Default unless either (1) a Trust Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by any Holder or by the Company or any other obligor on the Notes or any holder of Senior Indebtedness or Guarantor Senior Indebtedness or any representative thereof.

    SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

    The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

    SECTION 7.04.  TRUSTEE'S DISCLAIMER.

    The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

    SECTION 7.05.  NOTICE OF DEFAULT.

    If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default becomes known to the Trustee. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

    SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS.

    Within 60 days after each May 15, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and (c).

    A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

    The Company shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange and the Trustee shall comply with TIA
Section  313(d).

    SECTION 7.07.  COMPENSATION AND INDEMNITY.

    The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

    The Company shall indemnify the Trustee and its agents, employees, officers, directors and shareholders for, and hold it harmless against, any loss, liability or expense incurred by it except for such actions to the extent caused by any negligence, bad faith or willful misconduct on its part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall provide reasonable cooperation and may participate at the Company's expense in the defense. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; PROVIDED that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense, there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee and no Default or Event of Default has occurred and is continuing. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

    To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes.

    When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

    The obligations of the Company under this Section 7.07 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's Obligations pursuant to Article Eight or the termination of this Indenture.

    SECTION 7.08.  REPLACEMENT OF TRUSTEE.

    The Trustee may resign by so notifying the Company in writing, such resignation to be effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee with the Company's consent which consent shall not be unreasonably withheld. The Company may remove the Trustee if:

         (1)  the Trustee fails to comply with Section 7.10;

         (2)  the Trustee is adjudged bankrupt or insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4)  the Trustee becomes incapable of acting.

    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

    If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

    Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

    SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

    If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; PROVIDED that such corporation shall be otherwise qualified and eligible under this Article Seven.

    SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

    This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA
Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

    SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS
                   AGAINST COMPANY.

    The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE EIGHT

                          DISCHARGE OF INDENTURE; DEFEASANCE

    SECTION 8.01.  TERMINATION OF THE
                   COMPANY'S OBLIGATIONS.

    The Company may terminate its obligations under the Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment U.S. Legal Tender has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

         (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Notes have otherwise become due and payable hereunder;

         (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Notes to maturity or redemption; PROVIDED that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Notes; and PROVIDED, FURTHER, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Debt pursuant to the provisions of Article Ten or Eleven;

         (c) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

         (d) the Company shall have paid all other sums payable by it hereunder; and

         (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligations under the Notes and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Senior Credit Facility (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

    Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of
Section 2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

    After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Subsidiary Guarantors' obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified above.

    SECTION 8.02.  LEGAL DEFEASANCE AND
                   COVENANT DEFEASANCE.

    (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

    (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Notes and any amounts deposited under Section 8.03 shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or Guarantor Senior Indebtedness under Article Ten or Eleven, as the case may be, or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Article Two and Section 4.02, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

    (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03, be released from its obligations under the covenants contained in Sections 4.03 through 4.08 and 4.10 through
4.20 and Article Five with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes) and Holders of the Notes and any amounts deposited under Section 8.03 shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or Guarantor Senior Indebtedness under Article Ten or Eleven or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under
Section 6.01(3), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph
(c), subject to the satisfaction of the conditions set forth in Section 8.03, those events described in Section 6.01 (except those events described in Section 6.01(1), (2), (5) and (6)) shall not constitute Events of Default.

    SECTION 8.03.  CONDITIONS TO LEGAL DEFEASANCE
                   OR COVENANT DEFEASANCE.

    The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) to the outstanding Notes:

    In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of or interest on the Notes; PROVIDED that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

         (b) in the case of an election under Section 8.02(b), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.02(c), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(5) and 6.01(6) are concerned, at any time in the period ending on the 91st day after the date of such deposit;

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

         (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

         (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust funds will not be subject to any rights of any holders of Indebtedness of the Company other than the Notes, and (ii) assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law.

    SECTION 8.04.  APPLICATION OF TRUST MONEY.

    The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Company.

    The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

    Anything in this Article Eight to the contrary not withstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U. S. Government Obligations held by it as provided in Section 8.03 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

    SECTION 8.05.  REPAYMENT TO THE COMPANY OR THE
                   SUBSIDIARY GUARANTORS.

    Subject to Article Eight, the Trustee and the Paying Agent shall promptly pay to the Company, or if deposited with the Trustee by any Subsidiary Guarantor, to such Subsidiary Guarantor, upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company, or if deposited with the Trustee by any Subsidiary Guarantor, to such Subsidiary Guarantor, upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; PROVIDED that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company or a Subsidiary Guarantor. After payment to the Company or a Subsidiary Guarantor, as the case may be, Noteholders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

    SECTION 8.06.  SATISFACTION AND DISCHARGE.

    This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year upon delivery of notice under arrangements satisfactory to the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

    SECTION 8.07.  REINSTATEMENT.

    If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Subsidiary Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight; PROVIDED that if the Company or any Subsidiary Guarantor, as the case may be, has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company or any Subsidiary Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                     ARTICLE NINE

                         AMENDMENTS, SUPPLEMENTS AND WAIVERS

    SECTION 9.01.  WITHOUT CONSENT OF HOLDERS.

    The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture, the Notes or any Guarantee without notice to or consent of any Holder:

         (1) to cure any ambiguity, defect or inconsistency; PROVIDED that such amendment or supplement does not adversely affect the rights of any Holder;

         (2)  to comply with Article Five;

         (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

         (5) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder;

PROVIDED that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate stating that such amendment or supplement complies with the provisions of this Section 9.01.

    SECTION 9.02.  WITH CONSENT OF HOLDERS.

    Subject to Section 6.07, the Company, when authorized by a Board
Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture, the Notes or any Guarantee without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Holder. No amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

         (1) change the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, the Notes or any Guarantee;

         (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

         (3)  reduce the principal amount of any Note;

         (4) change the Maturity Date of any Note, or alter the redemption provisions contained in Article Three or in Paragraph 6 of the Notes in a manner adverse to any Holder (except that provisions affecting the requirement to repurchase the Notes following a Change of Control or certain asset sales may be amended by the Company, the Trustee and the Holders of not less than a majority in aggregate principal amount of Notes then outstanding);

         (5) make any changes in provisions concerning waivers of Defaults or Events of Default by Holders of the Notes or the rights of Holders to recover the principal of, interest on, premium, if any, or redemption payment with respect to, any Note;

         (6) make the principal of, or the interest on any Note payable with anything or in any manner other than as provided for in this Indenture and the Notes as in effect on the date hereof; or

         (7) make any change to the subordination provisions of this Indenture and the Note in a manner that adversely affects the Holders.

    It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

    After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

    SECTION 9.03.  EFFECT ON SENIOR INDEBTEDNESS.

    No amendment, supplement or waiver of this Indenture shall adversely affect the rights of any holder of Senior Indebtedness or Guarantor Senior Indebtedness, if any (including their rights under Article Ten or Eleven), without the consent of such holder.

    SECTION 9.04.  COMPLIANCE WITH TIA.

    Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

    SECTION 9.05.  REVOCATION AND EFFECT OF CONSENTS.

    Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by written notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

    The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

    After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through
(7) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; PROVIDED that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

    SECTION 9.06.  NOTATION ON OR EXCHANGE OF NOTES.

    If an amendment, supplement or waiver changes the terms of a Note, the Trustee may, at the written direction of the Company, require the Holder of the Note to deliver it to the Trustee. The Trustee at the written direction of the Company may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

    SECTION 9.07.  TRUSTEE TO SIGN AMENDMENTS, ETC.

    The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; PROVIDED that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

                                     ARTICLE TEN

                                    SUBORDINATION

    SECTION 10.01.   NOTES SUBORDINATED TO SENIOR
                     INDEBTEDNESS.

    The Company covenants and agrees and the Trustee and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Ten; and the Trustee and each person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on the Senior Indebtedness; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness, and that each holder of Senior Indebtedness whether now outstanding or hereinafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness in reliance upon the covenants and provisions contained in this Indenture and the Notes.

    SECTION 10.02.   NO PAYMENT ON NOTES IN CERTAIN
                     CIRCUMSTANCES.

    (a) If (i) any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, or other amounts due and owing on, any Significant Senior Indebtedness or (ii) any default occurs and is continuing with respect to any Significant Senior Indebtedness resulting in the acceleration of the maturity of all or any portion of any Significant Senior Indebtedness, no payment shall be made by or on behalf of the Company or any of its Subsidiaries or any other person on its or their behalf with respect to any Obligations on the Notes or to acquire any of the Notes for cash or property or otherwise, except out of a trust theretofore established pursuant to the provisions of Article Eight (PROVIDED that payment into such trust was not made during any period in which payment on the Notes is blocked pursuant to the subordination provisions of this Indenture) and except by issuance of Junior Securities. In addition, if any other event of default occurs and is continuing (or if such an event of default would occur upon any payment with respect to the Notes) with respect to the Designated Senior Indebtedness, as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness permitting the holders of such Designated Senior Indebtedness then outstanding, or their Representative, to accelerate the maturity thereof and if the Representative for the Designated Senior Indebtedness gives written notice of the event of default to the Trustee (a "DEFAULT NOTICE"), then, unless and until the date, if any, on which all Designated Senior Indebtedness to which such event of default relates is discharged or the Representative for the Designated Senior Indebtedness gives notice that all events of default have been cured or waived or have ceased to exist or the Trustee receives written notice from the Representative for the Designated Senior Indebtedness terminating the Blockage Period (as defined below), during the 179 days after the delivery of such Default Notice (the "BLOCKAGE PERIOD"), none of the Company or any of its Subsidiaries or any other person on its or their behaf shall (x) make any payment with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 179 days from the date the payment on the Notes was due. Only one such Blockage Period may be commenced within any 360 consecutive days. For all purposes of this Section 10.02(a), no event of default which existed or was continuing (it being acknowledged that any action of the Company or its Subsidiaries occurring subsequent to delivery of a Default Notice that would give rise to any event of default pursuant to any provision under which an event of default previously existed (or was continuing at the time of delivery of such Default Notice) shall constitute a new event of default for this purpose) on the date of the commencement of any Blockage Period with respect to the Designated Senior Indebtedness shall be, or be made, the basis for the commencement of a second Blockage Period by the Representative of the Designated Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

    (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 10.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (PRO RATA to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Indebtedness, if any, received from the holders of Senior Indebtedness (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Indebtedness.

    Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; PROVIDED that all Senior Indebtedness thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to the Obligations on the Notes.

    SECTION 10.03.   PAYMENT OVER OF PROCEEDS UPON
                     DISSOLUTION, ETC.

    (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshalling of assets of the Company, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations with respect to all Senior Indebtedness shall first be paid in full, in cash or Cash Equivalents, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise; and until all such Obligations with respect to all Senior Indebtedness are paid in full in cash or Cash Equivalents, any distribution to which the Holders of the Notes would be entitled but for the subordination provisions will be made to the holders of Senior Indebtedness as their interests may appear. Upon any such dissolution, winding-up, liquidation, reorganization, bankruptcy, insolvency, receivership or similar proceeding or assignment for the benefit of creditors or marshalling of assets, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Notes or by the Trustee under this Indenture if received by them, directly to the holders of Senior Indebtedness (PRO RATA to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Indebtedness.

    (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

    (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by Section

10.03(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (PRO RATA to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

    SECTION 10.04.   PAYMENTS MAY BE PAID PRIOR TO
                     DISSOLUTION.

    Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge of the Trustee that a given payment would be prohibited by Section 10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Notes to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have received the written notice provided for in Section 10.02(a) or in Section 10.07 (PROVIDED that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 10.02(a) and
Section 10.03). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

    SECTION 10.05.   SUBROGATION.

    Subject to the payment in full in cash or Cash Equivalents of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article Ten which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

    If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Ten shall have been applied, pursuant to the provisions of this Article Ten, to the payment of amounts payable under the Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Indebtedness in full in cash or Cash Equivalents.

    SECTION 10.06.   OBLIGATIONS OF THE COMPANY
                     UNCONDITIONAL.

    Nothing any contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

    SECTION 10.07.   NOTICE TO TRUSTEE.

    The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Ten. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Indebtedness or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

    In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Ten and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

    SECTION 10.08.   RELIANCE ON JUDICIAL ORDER OR
                     CERTIFICATE OF LIQUIDATING AGENT.

    Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or the holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

    SECTION 10.09.   TRUSTEE'S RELATION TO SENIOR
                     INDEBTEDNESS.

    The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

    With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article, except if such payment is made as a result of willful misconduct or gross negligence of the Trustee.

    Whenever a distribution is to be made or a notice given to holders or owners of Senior Indebtedness, the distribution may be made and the notice given to their Representatives, if any.

    SECTION 10.10.   SUBORDINATION RIGHTS NOT IMPAIRED BY
                     ACTS OR OMISSIONS OF THE COMPANY OR
                     HOLDERS OF SENIOR INDEBTEDNESS.

    No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

    Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of the Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness, or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

    SECTION 10.11.   NOTEHOLDERS AUTHORIZE TRUSTEE TO
                     EFFECTUATE SUBORDINATION OF NOTES.

    Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and the Holders of Notes, the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business as assets of the Company, the filing of a claim for the unpaid balance of its or his Notes and accrued interest in the form required in those proceedings.

    If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holders any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

    SECTION 10.12.   THIS ARTICLE TEN NOT TO PREVENT
                     EVENTS OF DEFAULT.

    The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

    SECTION 10.13.   TRUSTEE'S COMPENSATION NOT PREJUDICED.

    Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                                    ARTICLE ELEVEN

                                      GUARANTEES

    SECTION 11.01.   UNCONDITIONAL GUARANTEE.

    Each Subsidiary Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "GUARANTEE") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and
(ii) above, to the limitations set forth in Section 11.05. Each Subsidiary Guarantor hereby agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. If any Noteholder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Noteholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect as to such amount only. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Guarantee.

    SECTION 11.02.   SUBORDINATION OF GUARANTEE.

    Each Subsidiary Guarantor agrees, and each Holder by accepting a Guarantee agrees, that all Obligations owed under and in respect of such Guarantees are subordinated in right of payment, to the extent and in the manner provided in this Article Eleven, to the prior indefeasible payment in full in cash or Cash Equivalents, of all Guarantor Senior Indebtedness of such Subsidiary Guarantor, and that the subordination of the Guarantees pursuant to this Article Eleven is for the benefit of all holders of all Guarantor Senior Indebtedness of such Subsidiary Guarantor, whether outstanding on the Issue Date or issued thereafter.

    SECTION 11.03.   SEVERABILITY.

    In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    SECTION 11.04.   RELEASE OF A SUBSIDIARY GUARANTOR.

    Upon (i) the release by the lenders under the Senior Credit Facility, related documents and future refinancings thereof of all guarantees of a Subsidiary Guarantor and all Liens on the property and assets of such Subsidiary Guarantor relating to such Indebtedness, or (ii) the sale or disposition of a Subsidiary Guarantor (or all or substantially all of its assets) to an entity which is not a Subsidiary of the Company or (iii) the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary which, in each case, is otherwise in compliance with this Indenture, such Subsidiary Guarantor shall be deemed released from all its obligations under this Article Eleven and its Guarantee; PROVIDED, HOWEVER, that any such termination shall occur only to the extent that all Obligations of such Subsidiary Guarantor under the Senior Credit Facility and all of its guarantees of, and under all of its pledges of assets or other security interests which secure, Indebtedness of the Company shall also terminate upon such release, sale or transfer. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a written request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.04 and the other provisions of this Indenture. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Notes as provided in this Article Eleven.

    SECTION 11.05.   LIMITATION OF SUBSIDIARY GUARANTOR'S
                     LIABILITY.

    Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the Obligations of such Subsidiary Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 11.07, result in the Obligations of such Subsidiary Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

    SECTION 11.06.   SUBSIDIARY GUARANTORS MAY CONSOLIDATE,
                     ETC., ON CERTAIN TERMS.

    (a) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the assets of a Subsidiary Guarantor to the Company or another Subsidiary Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Subsidiary Guarantor shall no longer have any force or effect.

    (b) Except as set forth in Article Four, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a corporation or corporations other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of all or substantially all of the assets of a Subsidiary Guarantor to a corporation other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor); PROVIDED, HOWEVER, that, subject to Sections 11.04 and 11.06(a), either (x) the transaction is an Asset Sale consummated in accordance with Section 4.16, or
(y) (i) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, and (ii) each Subsidiary Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Guarantee of such Subsidiary Guarantor set forth in this Article Eleven, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in such transaction), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, together with an Officers' Certificate of the Company and an Opinion of Counsel stating that the transaction and such supplemental indenture comply with this Indenture, by the corporation formed by such consolidation, or into which the Subsidiary Guarantor shall have merged, or by the corporation that shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance that is not an Asset Sale consummated in accordance with Section 4.16, upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.

    SECTION 11.07.   CONTRIBUTION.

    In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, INTER SE, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "FUNDING GUARANTOR") under this Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a PRO RATA amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Subsidiary Guarantor's Obligations with respect to this Guarantee.

    SECTION 11.08. WAIVER OF SUBROGATION.

    Each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's Obligations under this Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
11.08 is knowingly made in contemplation of such benefits.

    SECTION 11.09. EXECUTION OF GUARANTEE.

    To evidence their guarantee to the Noteholders specified in Section 11.01, the Subsidiary Guarantors hereby agree to execute the Guarantee in substantially the form of Exhibit A recited to be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Subsidiary Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Subsidiary Guarantor by one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Subsidiary Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such officer of the Subsidiary Guarantor.

     SECTION 11.10. NO PAYMENT ON GUARANTEES IN CERTAIN CIRCUMSTANCES.

     (a) If (i) any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, or other amounts due and owing on, any Significant Guarantor Senior Indebtedness or any Significant Senior Indebtedness guaranteed by a Subsidiary Guarantor (which Guarantee constitutes Guarantor Senior Indebtedness of such Subsidiary Guarantor), or (ii) any default occurs and is continuing with respect to any Significant Guarantor Senior Indebtedness or any Significant Senior Indebtedness resulting in the acceleration of the maturity of all or any portion of such Significant Guarantor Senior Indebtedness or any Significant Senior Indebtedness, no payment shall be made by or on behalf of the Subsidiary Guarantor or any other person on its behalf with respect to any Obligations on the Notes or any of the Obligations of such Subsidiary Guarantor on its Guarantee, or to acquire any of the Notes for cash or property or otherwise, except out of a trust theretofore established pursuant to the provisions of Article Eight (PROVIDED that payment into such trust was not made during any period in which payment on the Notes is blocked pursuant to the subordination provisions of this Indenture) and except by issuance of Junior Securities. In addition, if any other event of default occurs and is continuing (or if such an event of default would occur upon any payment with respect to the Notes) with respect to the Designated Senior Indebtedness guaranteed by a Subsidiary Guarantor (which guarantee constitutes Guarantor Senior Indebtedness of such Subsidiary Guarantor), as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness permitting the holders of such Designated Senior Indebtedness then outstanding, or their Representative, to accelerate the maturity thereof and if the Representative for the Designated Senior Indebtedness gives written notice of the event of default to the Trustee (a "GUARANTOR DEFAULT NOTICE"), then, unless and until the date, if any, on which all Designated Senior Indebtedness to which such event of default relates is discharged or the Representative for the Designated Senior Indebtedness gives notice that all events of default have been cured or waived or have ceased to exist or the Trustee receives written notice from the Representative for the Designated Senior Indebtedness terminating the Guarantor Blockage Period (as defined below), during the 179 days after the delivery of such Guarantor Default Notice (the "GUARANTOR BLOCKAGE PERIOD"), no Subsidiary Guarantor or any other Person on its behalf shall (x) make any payment with respect to any Obligations on the Notes or under its Guarantee or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Guarantor Blockage Period extend beyond 179 days from the date the payment on the Notes was due. Only one such Guarantor Blockage Period may be commenced within any 360 consecutive days. For all purposes of this Section 11.10(a), no event of default which existed or was continuing (it being acknowledged that any action of the Company or its Subsidiaries occurring subsequent to delivery of a Default Notice that would give rise to any event of default pursuant to any provision under which an event of default previously existed (or was continuing at the time of delivery of such Default Notice) shall constitute a new event of default for this purpose) on the date of the commencement of any Guarantor Blockage Period with respect to the Designated Senior Indebtedness shall be, or be made, the basis for the commencement of a second Guarantor Blockage Period by the Representative of the Designated Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

    (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 11.10(a), such payment shall be held in trust for the benefit of, shall be paid over or delivered to, the holders of Guarantor Senior Indebtedness (PRO RATA to such holders on the basis of the respective amount of Guarantor Senior Indebtedness held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Indebtedness, if any, received from the holders of Guarantor Senior Indebtedness (or their Representatives) or, if such information is not received from such holders or their Representatives, from such Subsidiary Guarantor and only amounts included in the information provided to the Trustee shall be paid to the holders of Guarantor Senior Indebtedness.

    Nothing contained in this Article Eleven shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; PROVIDED that all Guarantor Senior Indebtedness thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to the Obligations on the Notes or on account of any Subsidiary Guarantor's Guarantee.

    SECTION 11.11. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

    (a) Upon any payment or distribution of assets of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshalling of assets of such Subsidiary Guarantor, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to any Subsidiary Guarantor or its property, whether voluntary or involuntary, all Obligations with respect to all Guarantor Senior Indebtedness shall first be paid in full, in cash or Cash Equivalents, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes or any of the Obligations of such Subsidiary Guarantor on its Guarantee, or for the acquisition of any of the Notes for cash or property or otherwise; and until all such Obligations with respect to all Guarantor Senior Indebtedness are paid in full in cash or Cash Equivalents, any distribution to which the Holders of the Notes would be entitled but for the subordination provisions will be made to the holders of Guarantor Senior Indebtedness as their interests may appear. Upon any such dissolution, winding-up, liquidation, reorganization, bankruptcy, insolvency, receivership or similar proceeding or assignment for the benefit of creditors or marshalling of assets, any payment or distribution of assets of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by such Subsidiary Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Notes or by the Trustee under this Indenture if received by them, directly to the holders of Guarantor Senior Indebtedness (PRO RATA to such holders on the basis of the respective amounts of Guarantor Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Guarantor Senior Indebtedness.

     (b) To the extent any payment of Guarantor Senior Indebtedness (whether by or on behalf of such Subsidiary Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Guarantor Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

     (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of a Subsidiary Guarantor of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by Section 11.11(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Indebtedness (PRO RATA to such holders on the basis of the respective amount of Guarantor Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

    SECTION 11.12. PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION.

    Nothing contained in this Article Eleven or elsewhere in this Indenture shall prevent (i) any Subsidiary Guarantor, except under the conditions described in Sections 11.10 and 11.11, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by
Section 11.10 or 11.11, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Notes to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have received the written notice provided for in Section 11.10(a) or in Section 11.15 (PROVIDED that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 11.10(a) and Section 11.11). Each Subsidiary Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of any Subsidiary Guarantor.

    SECTION 11.13. SUBROGATION.

    Subject to the payment in full in cash or Cash Equivalents of all Guarantor Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of such Subsidiary Guarantor applicable to the Guarantor Senior Indebtedness of such Subsidiary Guarantor until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Guarantor Senior Indebtedness by or on behalf of such Subsidiary Guarantor or by or on behalf of the Holders by virtue of this Article Eleven which otherwise would have been made to the Holders shall, as between the Subsidiary Guarantors and the Holders of the Notes, be deemed to be a payment by such Subsidiary Guarantor to or on account of the Guarantor Senior Indebtedness, it being understood that the provisions of this Article Eleven are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Guarantor Senior Indebtedness, on the other hand.

    If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Eleven shall have been applied, pursuant to the provisions of this Article Eleven, to the payment of amounts payable under the Guarantor Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Guarantor Senior Indebtedness in full in cash or Cash Equivalents.

    SECTION 11.14. OBLIGATIONS OF EACH GUARANTOR UNCONDITIONAL.

    Nothing contained in this Article Eleven or elsewhere in this Indenture or in the Notes or the Guarantees is intended to or shall impair, as among any Subsidiary Guarantor, its creditors other than the holders of Guarantor Senior Indebtedness, and the Holders of the Notes, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with the terms of the Guarantees, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of any Subsidiary Guarantor other than the holders of Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of any Subsidiary Guarantor received upon the exercise of any such remedy.

    SECTION 11.15. NOTICE TO TRUSTEE.

    The Company or any Subsidiary Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or any such Subsidiary Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Guarantees pursuant to the provisions of this Article Eleven. Regardless of anything to the contrary contained in this Article Eleven or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company or a Subsidiary Guarantor, or from a holder of Guarantor Senior Indebtedness or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

    In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article Eleven, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Guarantor Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Eleven, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

    SECTION 11.16. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING
                   AGENT.

    Upon any payment or distribution of assets of any Subsidiary Guarantor referred to in this Article Eleven, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or the holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Guarantor Senior Indebtedness and other Indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven.

    SECTION 11.17. TRUSTEE'S RELATION TO GUARANTOR SENIOR INDEBTEDNESS.

    The Trustee and any agent of any Subsidiary Guarantor or the Trustee shall be entitled to all the rights set forth in this Article Eleven with respect to any Guarantor Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

    With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eleven, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or any such Subsidiary Guarantor or any other person money or assets to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article, except if such payment is made as a result of willful misconduct or gross negligence of the Trustee.

    Whenever a distribution is to be made or a notice given to holders or owners of Guarantor Senior Indebtedness, the distribution may be made and the notice given to their Representatives, if any.

    SECTION 11.18. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF A
                   SUBSIDIARY GUARANTOR OR HOLDERS OF GUARANTOR SENIOR INDEBTEDNESS.

    No right of any present or future holders of any Guarantor Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Subsidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Subsidiary Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

    Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Eleven or the obligations hereunder of the Holders of the Notes to the holders of the Guarantor Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness, or otherwise amend or supplement in any manner Guarantor Senior Indebtedness, or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding;
(ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (iii) release any person liable in any manner for the payment or collection of Guarantor Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against such Subsidiary Guarantor and any other person.

    SECTION 11.19. NOTEHOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF
                   GUARANTEES.

    Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Guarantor Senior Indebtedness and the Holders of Notes, the subordination provided in this Article Eleven, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Subsidiary Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business as assets of such Subsidiary Guarantor, the filing of a claim for the unpaid balance of its or his Notes and accrued interest in the form required in those proceedings.

    If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Indebtedness or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holders any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

    SECTION 11.20.     THIS ARTICLE ELEVEN NOT TO PREVENT EVENTS OF DEFAULT.

    The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Eleven will not be construed as preventing the occurrence of an Event of Default.

    SECTION 11.21. TRUSTEE'S COMPENSATION NOT PREJUDICED.

    Nothing in this Article Eleven will apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                                    ARTICLE TWELVE

                                    MISCELLANEOUS

    SECTION 12.01. TIA CONTROLS.

    If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

    SECTION 12.02. NOTICES.

    Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by private courier service guaranteeing next day delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

    if to the Company or the Subsidiary Guarantors, if any:

         Federal Data Corporation
         4800 Hampden Lane
         Bethesda, Maryland  20814
         Attention:  Chief Financial Officer
         Telecopy:  (301) 961-3892

    if to the Trustee:

         Norwest Bank, Minnesota, N.A.
         Corporate Trust Services
         6th and Marquette
         Minneapolis, MN  55479-0069
         Attention:  Corporate Trust
         Telecopy:  (612) 667-9825

         with a copy to:

         Norwest Bank, Minnesota, N.A.
         c/o The Depository Trust Company
         55 Water Street
         New York, NY  10041
         Attention:  Norwest Window
         Telecopy:  (212) 558-2619

    Each of the Company, the Subsidiary Guarantors, if any, and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Guarantors, if any, or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered or delivered by private courier service guaranteeing next day delivery; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

    Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

    Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

    SECTION 12.03. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

    Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, if any, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

    SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

    Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee upon request:
         (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with;

         (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (3) where applicable, a certificate or opinion by an independent certified public accountant reasonably satisfactory to the Trustee that complies with TIA Section 314(c).

    SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

    Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

         (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

    SECTION 12.06. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

    The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

    SECTION 12.07. LEGAL HOLIDAYS.

    A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

    SECTION 12.08. GOVERNING LAW.

    THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

     SECTION 12.09.     NO AdVERSE INTERPRETATION OF OTHER AGREEMENTS.

    This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

    SECTION 12.10. NO RECOURSE AGAINST OTHERS.

    A director, officer, employee, stockholder or incorporator, as such, of the Company, the Subsidiary Guarantors, if any, or of the Trustee shall not have any liability for any obligations of the Company under the Notes or this Indenture. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes. This provision does not affect any possible claims under federal securities laws.

    SECTION 12.11. SUCCESSORS.

    All agreements of the Company and the Subsidiary Guarantors, if any, in this Indenture, the Notes and the Guarantees, if any, shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

    SECTION 12.12. DUPLICATE ORIGINALS.

    All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

    SECTION 12.13. SEVERABILITY.

    In case any one or more of the provisions in this Indenture or in the Notes or in the Guarantees, if any, shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                      SIGNATURES

    IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                  FEDERAL DATA CORPORATION

                                  By:  /s/ James M. Dean
                                       -------------------------------------
                                       Name: James M. Dean
                                       Title: Vice President

                                  FDCT CORP.

                                  By:  /s/ James M. Dean
                                       -------------------------------------
                                       Name: James M. Dean
                                       Title: Vice President

                                  NYMA, INC.

                                  By:  /s/ James M. Dean
                                       -------------------------------------
                                       Name: James M. Dean
                                       Title: Vice President

                                  SYLVEST MANAGEMENT SYSTEMS CORPORATION

                                  By:  /s/ James M. Dean
                                       -------------------------------------
                                       Name: James M. Dean
                                       Title: Vice President

                                  FDC TECHNOLOGIES INC.

                                  By:  /s/ James M. Dean
                                       -------------------------------------
                                       Name: James M. Dean
                                       Title: Vice President

                                  DOXSYS, INC.

                                  By:  /s/ James M. Dean
                                       -------------------------------------
                                       Name: James M. Dean
                                       Title: Vice President

                                  VAD INTERNATIONAL, INC.

                                  By:  /s/ James M. Dean
                                       -------------------------------------
                                       Name: James M. Dean
                                       Title: Vice President

                                  NORWEST BANK, MINNESOTA, N.A.,
                                    as Trustee

                                  By:  /s/ Curtis D. Schwegman
                                       -------------------------------------
                                       Name: Curtis D. Schwegman
                                       Title: Assistant Vice President

                                                                    EXHIBIT A(1)
                                [FORM OF INITIAL NOTE]

   THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (A)(1), (2), (3) OR (7) UNDER THE ACT) (AN "ACCREDITED INVESTOR") OR
(C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT
(A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT,
(C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE ACT.

                                                     CUSIP No.:  [             ]

                               FEDERAL DATA CORPORATION

                      10 1/8% SENIOR SUBORDINATED NOTE DUE 2005
No. [         ]                                                    $[          ]

    FEDERAL DATA CORPORATION, a Delaware corporation (the "Company," which term
includes any successor entity), for value received promises to pay to [        ]
or registered assigns, the principal sum of [      ] Dollars, on August 1, 2005.

    Interest Payment Dates:  February 1 and August 1

    Record Dates:  January 15 and July 15

    Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

    IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                             FEDERAL DATA CORPORATION

                             By:
                                  -------------------------------------
                                  Name:
                                  Title:

                             By:
                                  -------------------------------------
                                  Name:
Dated:  [        ], 1997          Title:

Certificate of Authentication

    This is one of the 10 1/8% Senior Subordinated Notes due 2005 referred to in the within-mentioned Indenture.

                             NORWEST BANK, MINNESOTA, N.A.,
                             as Trustee

                             By:
                                  ---------------------------------------
                                            Authorized Signatory


                                        A.1-2

                                (REVERSE OF SECURITY)

                      10 1/8% SENIOR SUBORDINATED NOTE DUE 2005

    1. INTEREST. FEDERAL DATA CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from July 25, 1997. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing February 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

    The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

    2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

    3. PAYING AGENT AND REGISTRAR. Initially, Norwest Bank, Minnesota, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

    4. INDENTURE. The Company issued the Notes under an Indenture, dated as of July 15, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 10 1/8% Senior Subordinated Notes due 2005 (the "Initial Notes"). The Notes include the Initial Notes, the Private Exchange Notes and the Unrestricted Notes issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement or, with respect to Initial Notes issued under the Indenture subsequent to the Issue Date, a registration rights agreement substantially identical to the Registration Rights Agreement. The Initial Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in this Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of


                                        A.1-3
them. The Notes are general unsecured obligations of the Company limited in aggregate principal amount to $175,000,000. Under certain circumstances as provided for in Article Eleven of the Indenture, the payment on each Note may be guaranteed on a senior subordinated basis by the Subsidiary Guarantors. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

    5. SUBORDINATION. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The Guarantees in respect of the Notes will be subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Indebtedness of each Subsidiary Guarantor, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

    6. REDEMPTION PROVISIONS. Except as provided below, the Notes may not be redeemed prior to August 1, 2001.

    (a) OPTIONAL REDEMPTION. On or after such date, the Notes may be redeemed at the option of the Company, at any time as a whole, or from time to time in part, on not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest (if any) to the date of redemption (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing August 1:
                                                                  REDEMPTION
                                                                     PRICE
                                                                     -----

              2001 . . . . . . . . . . . . . . . . . . . .         105.063%
              2002 . . . . . . . . . . . . . . . . . . . .         103.375%
              2003 . . . . . . . . . . . . . . . . . . . .         101.688%
              2004 and thereafter. . . . . . . . . . . . .         100.000%


                                        A.1-4

    (b) Notwithstanding the foregoing, at any time prior to August 1, 2000, the Company may redeem, in part and from time to time, with the net proceeds of one or more Public Equity Offerings, up to 35% aggregate principal amount of the Notes originally issued in the Offering at a redemption price equal to 110.125% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the redemption date; PROVIDED that at least 65% of the aggregate principal amount of the Notes originally issued in the Offering remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

    (c) At any time on or prior to August 1, 2001, the Notes may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event more than 90 days after the occurrence of such Change of Control), at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption (the "REDEMPTION DATE") (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The Company may not redeem Notes pursuant to this paragraph if it has made a Change of Control Offer (as defined) pursuant to Section 4.15 of the Indenture with respect to such Change of Control.

    7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date. Notes in denominations larger than $1,000 may be redeemed in part.

    Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

    8. OFFERS TO PURCHASE. Section 4.15 of the Indenture provides that, upon a Change of Control if the Company does not redeem the Notes, each holder will have the right, subject to certain conditions set forth in the Indenture, to require the Company to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase.
Section 4.16 of the Indenture provides that, after certain Asset Sales, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

    9. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer


                                        A.1-5
documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

    10. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

    11. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

    12. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

    13. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Guarantee, if any, may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

    14. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of its Capital Stock or Subordinated Obligations, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, incur Indebtedness that is, by its terms, subordinated or junior to any other Indebtedness and senior to the Notes, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation and sell Capital Stock of a Restricted Subsidiary. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

    15. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.


                                        A.1-6

    16. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

    17. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

    18. NO RECOURSE AGAINST OTHERS. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

    19. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

    20. GOVERNING LAW. The laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflict of laws.

    21. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

    22. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

    23. INDENTURE. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

    The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may



                                        A.1-7
be made to: Federal Data Corporation, 4800 Hampden Lane, Bethesda, Maryland 20814, Attn: Chief Financial Officer.



                                        A.1-8

                            SENIOR SUBORDINATED GUARANTEE

    FDCT Corp., NYMA, Inc., Sylvest Management Systems Corporation, FDC Technologies Inc., DoxSys, Inc. and VAD International, Inc. (the "Subsidiary Guarantors") have unconditionally guaranteed on a senior subordinated basis (such guarantee by each Guarantor being referred to herein as the "Guarantee")
(i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise and the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

    The obligations of each Subsidiary Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth and are expressly subordinated and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Indebtedness of such Subsidiary Guarantor, to the extent and in the manner provided, in Article Eleven of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made. This Guarantee is limited under the Indenture to the extent necessary not to constitute a fraudulent conveyance.

    No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Subsidiary Guarantors shall have any liability under the Guarantee by reason of such person's status as stockholder, officer, director, employee or incorporator. Each holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Guarantees.


                                        A.1-9

    The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                  FDCT CORP.



                                  By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                  NYMA, INC.

                                  By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                  SYLVEST MANAGEMENT SYSTEMS CORPORATION

                                  By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                  FDC TECHNOLOGIES INC.

                                  By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                  DOXSYS, INC.

                                  By:
                                       -------------------------------------
                                       Name:
                                       Title:


                                        A.1-10

                                  VAD INTERNATIONAL, INC.

                                  By:
                                       -------------------------------------
                                       Name:
                                       Title:


                                        A.1-11

                                   ASSIGNMENT FORM
    If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

_______________________________________________________________
_______________________________________________________________
_______________________________________________________________
                    (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ___________________________ agent to transfer this Note
on   the books of the Company.  The agent may substitute another to act for him.


Date:    _______________________       Signed:   ____________________________
                                                 (Sign exactly as your name
                                                 appears on the other side of
                                                 this Note)

Signature Guarantee:_____________________________________________

    In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) July 25, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                     [Check One]

(1) _____     to the Company or a subsidiary thereof; or

(2) _____     pursuant to and in compliance with Rule 144A under the Securities
              Act; or

(3) _____     to an institutional "accredited investor" (as defined in Rule
              501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) _____     outside the United states to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or


                                        A.1-12

(5) _____     pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6) _____     pursuant to an effective registration statement under the
              Securities Act; or

(7) _____     pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

    If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Date:    _______________________       Signed:   ____________________________
                                                 (Sign exactly as your name
                                                 appears on the other side of
                                                 this Note)


Signature Guarantee:___________________________________________

                 TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

    The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:    _______________________       Signed:   ____________________________
                                                 NOTICE:  To be executed by
                                                           an executive officer


                                        A.1-13

                         [OPTION OF HOLDER TO ELECT PURCHASE]

    If you want to elect to have this Note purchased by the Company pursuant to
Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

              Section 4.15 [     ]


              Section 4.16 [     ]

    If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$_________________________

Dated: ____________________________         ___________________________________
                                            NOTICE: The signature on this
                                            assignment must correspond with
                                            the name as it appears upon the
                                            face of the within Note in
                                            every particular without alteration
                                            or enlargement or any change
                                            whatsoever and be guaranteed by the
                                            endorser's bank or broker.

Signature Guarantee: ____________________________________________________


                                        A.1-14

                                                                    EXHIBIT A(2)
                               [FORM OF EXCHANGE NOTE]

                                                           CUSIP No.:[         ]
                               FEDERAL DATA CORPORATION
                      10 1/8% SENIOR SUBORDINATED NOTE DUE 2005

No.[        ]                                                         $[       ]

    FEDERAL DATA CORPORATION, a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to
[                     ] or registered assigns, the principal sum of [       ]
Dollars, on August 1, 2005.

    Interest Payment Dates:  February 1 and August 1

    Record Dates:  January 15 and July 15

    Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

    IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                  FEDERAL DATA CORPORATION

                                  By:
                                       -----------------------------------
                                       Name:
                                       Title:

                                  By:
                                       -----------------------------------
                                       Name:
Dated:  [        ], 1997               Title:

Certificate of Authentication
    This is one of the 10 1/8% Senior Subordinated Notes due 2005 referred to in the within-mentioned Indenture.

                                  NORWEST BANK, MINNESOTA, N.A.,
                                  as Trustee

                                  By:
                                       -----------------------------------
                                              Authorized Signatory

                                (REVERSE OF SECURITY)

                      10 1/8% SENIOR SUBORDINATED NOTE DUE 2005

    1. INTEREST. FEDERAL DATA CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from July 25, 1997. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing February 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

    The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

    2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

    3. PAYING AGENT AND REGISTRAR. Initially, Norwest Bank, Minnesota, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

    4. INDENTURE. The Company issued the Notes under an Indenture, dated as of July 15, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Note is one of a duly authorized issue of Unrestricted Notes of the Company designated as its 10 1/8% Senior Subordinated Notes due 2005 (the "Unrestricted Notes"). The Notes include the Initial Notes, the Private Exchange Notes and the Unrestricted Notes issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement or, with respect to Initial Notes issued under the Indenture subsequent to the Issue Date, a registration rights agreement substantially identical to the Registration Rights Agreement. The Initial Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in this Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of


                                        A.2-2
them. The Notes are general unsecured obligations of the Company limited in aggregate principal amount to $175,000,000. Under certain circumstances as provided for in Article Eleven of the Indenture, the payment on each Note may be guaranteed on a senior subordinated basis by the Subsidiary Guarantors. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

    5. SUBORDINATION. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The Guarantees in respect of the Notes will be subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Indebtedness of each Subsidiary Guarantor, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

    6. REDEMPTION PROVISIONS. Except as provided below, the Notes may not be redeemed prior to August 1, 2001.

    (a) OPTIONAL REDEMPTION. On or after such date, the Notes may be redeemed at the option of the Company, at any time as a whole, or from time to time in part, on not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest (if any) to the date of redemption (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing August 1:

                                                                 REDEMPTION
                                                                     PRICE
                                                                     -----
         2001. . . . . . . . . . . . . . . . . . . . . . .         105.063%
         2002. . . . . . . . . . . . . . . . . . . . . . .         103.375%
         2003. . . . . . . . . . . . . . . . . . . . . . .         101.688%
         2004 and thereafter . . . . . . . . . . . . . . .         100.000%


                                        A.2-3

    (b) Notwithstanding the foregoing, at any time prior to August 1, 2000, the Company may redeem, in part and from time to time, with the net proceeds of one or more Public Equity Offerings, up to 35% aggregate principal amount of the Notes originally issued in the Offering at a redemption price equal to 110.125% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the redemption date; PROVIDED that at least 65% of the aggregate principal amount of the Notes originally issued in the Offering remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

    (c) At any time on or prior to August 1, 2001, the Notes may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event more than 90 days after the occurrence of such Change of Control), at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption (the "REDEMPTION DATE") (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The Company may not redeem Notes pursuant to this paragraph if it has made a Change of Control Offer (as defined) pursuant to Section 4.15 of the Indenture with respect to such Change of Control.

    7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date. Notes in denominations larger than $1,000 may be redeemed in part.

    Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

    8. OFFERS TO PURCHASE. Section 4.15 of the Indenture provides that, upon a Change of Control if the Company does not redeem the Notes, each holder will have the right, subject to certain conditions set forth in the Indenture, to require the Company to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase.
Section 4.16 of the Indenture provides that, after certain Asset Sales, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

    9. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may


                                        A.2-4
require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

    10. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

    11. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

    12. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

    13. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Guarantee, if any, may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

    14. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of its Capital Stock or Subordinated Obligations, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, incur additional Indebtedness that is by its terms subordinated or junior to any other Indebtedness and senior to the Notes, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation and sell Capital Stock of a Restricted Subsidiary. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.


                                        A.2-5

    15. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

    16. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

    17. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

    18. NO RECOURSE AGAINST OTHERS. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

    19. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

    20. GOVERNING LAW. The laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflict of laws.

    21. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

    22. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.


                                        A.2-6

    23. INDENTURE. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

    The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Federal Data Corporation, 4800 Hampden Lane, Bethesda, Maryland 20814, Attn: Chief Financial Officer.


                                        A.2-7

                            SENIOR SUBORDINATED GUARANTEE

    FDCT Corp., NYMA, Inc., Sylvest Management Systems Corporation, FDC Technologies Inc., DoxSys, Inc. and VAD International, Inc. (the "Subsidiary Guarantors") have unconditionally guaranteed on a senior subordinated basis (such guarantee by each Guarantor being referred to herein as the "Guarantee")
(i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise and the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

    The obligations of each Subsidiary Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth and are expressly subordinated and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Indebtedness of such Subsidiary Guarantor, to the extent and in the manner provided, in Article Eleven of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made. This Guarantee is limited under the Indenture to the extent necessary not to constitute a fraudulent conveyance.

    No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Subsidiary Guarantors shall have any liability under the Guarantee by reason of such person's status as stockholder, officer, director, employee or incorporator. Each holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Guarantees.


                                        A.2-8

    The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                       FDCT CORP.


                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                       NYMA, INC.

                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                       SYLVEST MANAGEMENT SYSTEMS CORPORATION

                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                       FDC TECHNOLOGIES INC.

                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                       DOXSYS, INC.

                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:


                                        A.2-9

                                       VAD INTERNATIONAL, INC.

                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        A.2-10

                                   ASSIGNMENT FORM

    If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:
_______________________________________________________________
_______________________________________________________________
_______________________________________________________________
                    (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ______________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:___________________________       Signed:   ____________________________
                                                 (Sign exactly as your name
                                                 appears on the other side of
                                                 this Note)

Signature Guarantee: ________________________________________


                                        A.2-11

                         [OPTION OF HOLDER TO ELECT PURCHASE]

    If you want to elect to have this Note purchased by the Company pursuant to
Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

              Section 4.15 [     ]


              Section 4.16 [     ]

    If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$___________________________


Dated:_____________________________    ___________________________________
                                       NOTICE: The signature on this
                                       assignment must correspond with
                                       the name as it appears upon the
                                       face of the within Note in
                                       every particular without alteration
                                       or enlargement or any change
                                       whatsoever and be guaranteed by the
                                       endorser's bank or broker.

Signature Guarantee:________________________________________________


                                        A.2-12

                                                                       EXHIBIT B
                           FORM OF LEGEND FOR GLOBAL NOTES

    Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C
                              FORM OF CERTIFICATE TO BE
                             DELIVERED IN CONNECTION WITH
                      TRANSFERS TO NON-QIB ACCREDITED INVESTORS

                                                               ___________, ____

Norwest Bank, Minnesota, N.A.
Corporate Trust Services
6th and Marquette
Minneapolis, MN 55479-0069
Attention:  Corporate Trust

         Re:  FEDERAL DATA CORPORATION
              (the "Company")
              10 1/8% Senior Subordinated
              Notes due 2005 (the "Notes")
              ----------------------------

Ladies and Gentlemen:

    In connection with our proposed purchase of $_______ aggregate principal amount of the Notes, we confirm that:

    1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated July 18, 1997, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages
(i)-(iii) of the Offering Memorandum and in the section entitled "Transfer Restrictions" of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

    2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of July 15, 1997 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

    3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes we will do so only (i) to the Company or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act),
(iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representatives and agreements relating to the restrictions on transfer of the Notes, substantially in the form of this letter, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

    4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

    5. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

    6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

    7. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

    You, the Company and the Initial Purchasers (as defined in the Offering Memorandum) are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,

                                       [Name of Transferee]

                                       By:
                                            --------------------------------
                                                 Authorized Signature

                                                                       EXHIBIT D
                         Form of Certificate To Be Delivered
                             in Connection with Transfers
                               Pursuant to Regulations

                                                ______________, ____

Norwest Bank, Minnesota, N.A.
Corporate Trust Services
6th and Marquette
Minneapolis, MN 55479-0069
Attention:  Corporate Trust

               Re:  FEDERAL DATA CORPORATION
                    (the "Company") 10 1/8% Senior Subordinated
                    Notes due 2005 (the "Notes")
                    ----------------------------

Ladies and Gentlemen:

        In connection with our proposed sale of $___________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

        1.  the offer of the Notes was not made to a person in the United
States;

        2. either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

        3. no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

        4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

        5. we have advised the transferee of the transfer restrictions applicable to the Notes.

        You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.
                                         Very truly yours,

                                         [Name of Transferor]

                                         By:
                                             ---------------------------------
                                                    Authorized Signature


                                         D-2